    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 2009

                                                    REGISTRATION NO. 333-158041
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         PRE-EFFECTIVE AMENDMENT NO. 1

                               -----------------

                PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                          (Exact Name of Registrant)

                                  CONNECTICUT
        (State or other jurisdiction of incorporation or organization)

                                  06-1241288
                    (I.R.S. Employer Identification Number)

              C/O PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                              ONE CORPORATE DRIVE
                               SHELTON, CT 06484
                                (203) 926-1888
         (Address and telephone number of principal executive offices)

                    JOSEPH D. EMANUEL, CHIEF LEGAL OFFICER
                PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                              ONE CORPORATE DRIVE
                               SHELTON, CT 06484
                                (203) 944-7504
           (Name, address and telephone number of agent for service)

                                  Copies to:

                              CHRISTOPHER SPRAGUE
                       VICE PRESIDENT, CORPORATE COUNSEL
                           THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA
                               751 BROAD STREET
                             NEWARK, NJ 07102-2992
                                (973) 802-6997

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [_]  Accelerated filer [_]
Non-accelerated filer [X]    Smaller reporting company [_]

                        Calculation of Registration fee

----------------------------------------------------------------------------------------
                                         Proposed        Proposed
 Title of each class of     Amount        maximum         maximum
    securities to be        to be      offering price    aggregate        Amount of
       registered         registered*    per unit*     offering price  registration fee
----------------------------------------------------------------------------------------
Market-value adjustment
  annuity contracts (or
  modified guaranteed
  annuity contracts)      $25,000,000                                      $1,395
------------------------------------------------------------------------------------

* Securities are not issued in predetermined units. Securities were registered, and the applicable filing fee paid, in original filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

================================================================================

GAL II

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 One Corporate Drive, Shelton, Connecticut 06484

This Prospectus describes the Galaxy Variable Annuity, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("American Skandia", "we", "our" or "us") exclusively to customers of Fleet Financial Group, Inc. and its affiliates. The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 34. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

American Skandia offers several different annuities which your investment professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges may also be different between each annuity.

If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage and that this Annuity may be subject to a contingent deferred sales charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?

This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers one or more death benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA or Tax Sheltered Annuity (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including death benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your investment professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by Fleet Bank or its affiliates, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves investment risks, including possible loss of value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.

                  FOR FURTHER INFORMATION CALL 1-800-444-3970.

Prospectus Dated: May 1, 2003                Statement of Additional Information
GA-PROS-(05/2003)                                             Dated: May 1, 2003
                                                              PROGVAPROD(5/2003)

  PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

[X] This Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.

[X] This Annuity currently offers both variable and fixed investment options however, fixed investment options were not offered on Annuities issued prior to March 30, 1994. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

[X] The Annuity features two distinct phases - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options. The variable investment options, each a Sub-account of American Skandia Life Assurance Corporation Variable Account E, invest in an underlying mutual fund portfolio. Currently, portfolios of the Galaxy VIP Fund are being offered.

[X] During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis.

[X] This Annuity offers a death benefit until age 85. On or after age 85, the death benefit is equal to the Account Value.

[X] There is no Contingent Deferred Sales Charge on surrenders or withdrawals. You can withdraw Account Value from your Annuity free of any charges.

[X] Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

HOW DO I PURCHASE THIS ANNUITY?

We sell the Annuity through licensed, registered investment professionals. To purchase this Annuity you must be a customer of one or more subsidiaries of Fleet Financial Group, Inc. at the time the Annuity is issued. You must complete an application and submit a minimum initial purchase payment of $5,000. We may allow you to make a lower initial purchase payment provided you establish a bank drafting program under which purchase payments received in the first Annuity Year total at least $5,000. There is no age restriction to purchase the Annuity. However, the protection provided by the death benefit is limited on or after age 85.

                                TABLE OF CONTENTS

GLOSSARY OF TERMS.........................................................    5
SUMMARY OF CONTRACT FEES AND CHARGES......................................    6
EXPENSE EXAMPLES..........................................................    7
INVESTMENT OPTIONS........................................................    8
WHAT ARE THE INVESTMENT OBJECTIVES, POLICIES AND EXPENSES OF THE
PORTFOLIOS?...............................................................    8
WHAT ARE THE FIXED INVESTMENT OPTIONS?....................................    9
FEES AND CHARGES..........................................................   10
WHAT ARE THE CONTRACT FEES AND CHARGES?...................................   10
WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?.............   10
WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?..............................   11
WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?..............................   11
WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?.................   11
EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES.................................   11
PURCHASING YOUR ANNUITY...................................................   11
WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?.....................   11
MANAGING YOUR ANNUITY.....................................................   12
MAY I CHANGE THE PARTICIPANT, ANNUITANT AND BENEFICIARY DESIGNATIONS?.....   12
MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?.............................   12
MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?..................................   13
MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?..............   13
MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?..........   13
MANAGING YOUR ACCOUNT VALUE...............................................   13
HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?..............................   13
ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT
OPTIONS?..................................................................   13
DO YOU OFFER DOLLAR COST AVERAGING?.......................................   14
DO YOU OFFER A PROGRAM TO BALANCE FIXED AND VARIABLE INVESTMENTS?.........   14
MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?..........   15
HOW DO THE FIXED INVESTMENT OPTIONS WORK?.................................   15
HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?.........................   15
HOW DOES THE MARKET VALUE ADJUSTMENT WORK?................................   16
WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?............................   17
ACCESS TO ACCOUNT VALUE...................................................   17

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?..........................   17
ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?.............................   17
CAN I WITHDRAW A PORTION OF MY ANNUITY?...................................   17
CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION
PERIOD?...................................................................   18
WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?........   18
CAN I SURRENDER MY ANNUITY FOR ITS VALUE?.................................   18
WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?..............................   18
HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?......................   19
HOW ARE ANNUITY PAYMENTS CALCULATED?......................................   20
DEATH BENEFIT.............................................................   21
WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?.............................   21
PAYMENT OF DEATH BENEFITS.................................................   21
VALUING YOUR INVESTMENT...................................................   23
HOW IS MY ACCOUNT VALUE DETERMINED?.......................................   23
WHAT IS THE SURRENDER VALUE OF MY ANNUITY?................................   23
HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?...............................   23
HOW DO YOU VALUE FIXED ALLOCATIONS?.......................................   23
WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?...............................   23
TAX CONSIDERATIONS........................................................   24
WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?..........   24
HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?.................   24
IN GENERAL, HOW ARE ANNUITIES TAXED?......................................   24
HOW ARE DISTRIBUTIONS TAXED?..............................................   25
WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR
QUALIFIED CONTRACTS?......................................................   26
HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?.....................   27
GENERAL TAX CONSIDERATIONS................................................   28
GENERAL INFORMATION.......................................................   29
HOW WILL I RECEIVE STATEMENTS AND REPORTS?................................   29
WHO IS AMERICAN SKANDIA?..................................................   29
WHAT ARE SEPARATE ACCOUNTS?...............................................   30
WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?......................   31
WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?....................   31
AVAILABLE INFORMATION.....................................................   33
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   33
HOW TO CONTACT US.........................................................   33

INDEMNIFICATION...........................................................   34
LEGAL PROCEEDINGS.........................................................   34
CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION.......................   34
APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA.................    1
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION.....................................................   11
APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT E.....    1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Annual Maintenance Fee. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization: The application of Account Value to one of the available annuity options for the Annuitant to begin receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day other than the Maturity Date of such Fixed Allocation.

Owner/Participant: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable Annual Maintenance Fee and Tax Charge.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The fees and charges that are assessed against the Annuity include the Transfer Fee, Set-Up Fee and Annual Maintenance Fee. The charge that is assessed against the variable investment options is the Insurance Charge, which is the combination of a mortality and expense risk charge and a charge for administration of the Annuity. Each portfolio of the Galaxy VIP Fund assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for the Galaxy VIP Fund provides more detailed information about the expenses for the underlying mutual funds. Tax charges may vary by state and in certain states, a premium tax charge may be applicable. All of these fees and charges are described in more detail within this Prospectus.

The following table provides a summary of the fees and charges you will incur if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

                        YOUR TRANSACTION FEES AND CHARGES
                         (assessed against the Annuity)

          FEE/CHARGE                            Amount Deducted
--------------------------------   ---------------------------------------------
Contingent Deferred Sales Charge   There is no Contingent Deferred Sales Charge
or partial withdrawal.             deducted upon surrender

Transfer Fee                       $10.00 (Deducted after the 20th transfer each
                                   Annuity Year)

Set-Up Fee                         $25.00 if initial Purchase Payment is less
                                   than $10,000

The following table provides a summary of the periodic fees and charges you will incur while you own the Annuity, excluding the underlying mutual fund Portfolio annual expenses. These fees and charges are described in more detail within this Prospectus.

                         YOUR PERIODIC FEES AND CHARGES

                 ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY

          FEE/CHARGE                            Amount Deducted
--------------------------------   ---------------------------------------------
Annual Maintenance Fee             Smaller of $30 or 2% of Account Value
                                   (Only applicable if Account Value is under $50,000) (Assessed annually on the Annuity's anniversary date or upon surrender)

                    ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
      (as a percentage of the average daily net assets of the Sub-accounts)

          FEE/CHARGE                            Amount Deducted
--------------------------------   ---------------------------------------------
Mortality & Expense Risk Charge    0.40%
Administration Charge              0.15%
Total Annual Charges of the        0.55% per year of the value of each
Sub-accounts**                     Sub-account

* These charges are deducted daily and apply to Variable Investment Options only.

** The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") as of December 31, 2002. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

                    Total Annual Portfolio Operating Expenses

                                   Minimum   Maximum
                                   -------   -------
Total Portfolio Operating Expense   0.65%     1.09%


The following are the investment management fees, other expenses, 12b-1 fees (if applicable), and the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2002. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. The "Net Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees, net of any fee waivers and expense reimbursements. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. Any footnotes about expenses appear after the list of all the Portfolios. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-444-3970.

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                              Total Annual                   Net Annual
                                                               Portfolio      Fee Waivers    Portfolio
                                      Management     Other     Operating      and Expense    Operating
UNDERLYING PORTFOLIO                     Fees      Expenses     Expenses     Reimbursement    Expenses
--------------------                  ----------   --------   ------------   -------------   ----------
SteinRoe Variable Investment Trust:
  Liberty Asset Allocation               0.60%       0.10%        0.70%          0.00%           0.70%
  Liberty Federal Securities             0.55%       0.11%        0.66%          0.00%           0.66%
  Liberty Money Market                   0.50%       0.15%        0.65%          0.00%           0.65%
Liberty Variable Investment Trust:
  Liberty Equity                         0.84%       0.25%        1.09%          0.02%           1.07%

EXPENSE EXAMPLES

These examples are designed to assist you in understanding the various expenses you may incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect the Annual Maintenance Fee (when applicable), Insurance Charge, and the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above). The Securities and Exchange Commission ("SEC") requires these examples.

Below are examples showing what you would pay in expenses at the end of the stated time periods for each Sub-account had you invested $10,000 in the Annuity and received a 5% annual return on assets.

The examples shown assume that: (a) you only allocate Account Value to the Sub-account with the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), not to a Fixed Allocation; (b) the Insurance Charge is assessed as 0.55% per year; (c) the Annual Maintenance Fee (when applicable) is reflected as an asset-based charge based on an assumed average contract size; (d) you make no withdrawals of Account Value during the period shown; (e) you make no transfers, withdrawals, surrender or other transactions for which we charge a fee during the period shown; (f) no tax charge applies; and (g) the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above) are reflected.

Expense Examples are provided as follows: 1.) whether or not you surrender the Annuity at the end of the stated time period; and 2.) if you annuitize at the end of the stated time period.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

If your Account Value at the end of each period is below $50,000 the maintenance fee applies.

Whether or not you surrender your contract at the end of the applicable time period:

1 year   3 years   5 years   10 years
------   -------   -------   --------
 223       634       1066      2247

If you annuitize at the end of the applicable time period:

1 year   3 years   5 years  10 years
------   -------   -------  --------
 223       634       1066     2247

The Expense Examples shown above assume that your Account Value is less than $50,000 so that the Annual Maintenance Fee applies. If your Account Value is $50,000 or greater such that the Annual Maintenance Fee does not apply, the amounts indicated in the Expense Examples shown above would be reduced.

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES, POLICIES AND EXPENSES OF THE PORTFOLIOS?

Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account E (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio of the Galaxy VIP Fund. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective. The investment advisor of the Galaxy VIP Fund, Fleet Investment Advisors, Inc., is a subsidiary of Fleet Financial Group, Inc.

The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectus of the Galaxy VIP Fund. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

                                                                                    PORTFOLIO
      STYLE/                                                                         ADVISOR/
       TYPE                         INVESTMENT OBJECTIVES/POLICIES                 SUB-ADVISOR
-------------------   ----------------------------------------------------------   -------------------
ASSET ALLOCATION      Liberty Asset Allocation Fund, Variable Series: seeks high total investment return. The Portfolio seeks to achieve
                      its goal by allocating the Portfolio's assets among
                      various classes of equity and debt securities, including:
                      large cap growth stocks; large cap value stocks; mid cap
                      growth stocks; mid cap value stocks; small cap growth
                      stocks; small cap value stocks; real estate investment
                      trusts ("REITs"); foreign stocks; investment grade bonds
                      and non-investment grade bonds. In selecting equity
                      securities, the Portfolio's investment advisor favors
                      stocks with long-term growth potential that are expected
                      to outperform their peers over time. Further, the
                      investment advisor forecasts the direction and degree of
                      change in long-term interest rates to help in the
                      selection of debt securities. The Portfolio keeps at least
                      25% of its total assets in fixed income investments,
                      including debt securities and preferred stocks, at all
                      times. As part of the reorganization, the name of the
                      Stein Roe Balanced Fund, Variable Series was changed to
                      its current name, Liberty Asset Allocation Fund, Variable     Columbia Management
                      Series. The GAL VIP Asset Allocation Fund no longer exists   Group, Inc./Stein Roe
                      following the reorganization.                                & Farnham Incorporated

  LONG-TERM BOND      Liberty Federal Securities Fund, Variable Series: seeks
                      the highest possible level of current income, consistent
                      with safety of principal and maintenance of liquidity.
                      Under normal market conditions, the Portfolio invests at
                      least 80% of its net assets (plus any borrowings for
                      investment purposes) in U.S. government securities,
                      including U.S. treasuries and securities of various U.S.
                      government agencies. Agency securities include debt issued by various agencies as well as mortgage-backed securities, which represent interests in pools of mortgages. The
                      Portfolio may also invest up to 20% of its assets in
                      corporate bonds or mortgage- or asset-backed securities
                      that are issued by private entities. The GAL VIP Quality      Columbia Management
                      Plus Bond Fund no longer exists following the                Group, Inc./Stein Roe
                      reorganization.                                              & Farnham Incorporated

   MONEY MARKET       Liberty Money Market Fund, Variable Series: seeks maximum
                      current income, consistent with capital preservation and
                      the maintenance of liquidity. The Portfolio invests in
                      high-quality money market securities, including:
                      securities issued or guaranteed by the U.S. government or
                      by its agencies; securities issued or guaranteed by the
                      government of any foreign country that have a long-term
                      rating at the time of purchase of A or better (or an
                      equivalent rating) by at least one nationally recognized
                      bond rating agency; certificates of deposit, bankers'
                      acceptances, time deposits and other short-term securities issued by domestic or foreign banks or their subsidiaries
                      or branches; commercial paper of domestic or foreign
                      issuers, including variable-rate demand notes; short-term
                      debt securities having a long-term rating at the of
                      purchase of A or better (or an equivalent rating) by at
                      least one nationally recognized bond rating agency;
                      repurchase agreements; taxable municipal securities; and
                      other high-quality short-term obligations. As part of the
                      reorganization, the name of the Stein Roe Money Market
                      Fund, Variable Series was changed to its current name,
                      Liberty Money Market Fund, Variable Series. The GAL VIP       Columbia Management
                      Money Market Fund no longer exists following the             Group, Inc./Stein Roe
                      reorganization.                                              & Farnham Incorporated

 LARGE CAP EQUITY     Liberty Equity Fund, Variable Series: seeks long-term
                      growth by investing in companies that the Portfolio's
                      investment advisor believes have above-average earnings
                      potential. The Portfolio normally invests at least 80% of
                      its net assets (plus any borrowings for investment
                      purposes) in a broadly diversified portfolio of equity
                      securities issued by U.S. companies, primarily common
                      stocks and securities that can be converted into common
                      stocks. The Portfolio invests mainly in companies which
                      the investment advisor believes will have faster earnings
                      growth than the economy in general. The investment advisor looks for large capitalization companies (generally over
                      $2 billion) in growing industries, focusing on
                      technological advances, good product development, strong
                      management and other factors which support future growth.
                      The investment advisor seeks out companies that have a
                      history of strong earnings growth and are projected to
                      continue a similar pattern of growth over the next three
                      to five years. The Liberty Equity Fund, Variable Series
                      represents the combined assets of the GAL VIP Equity and
                      GAL VIP Growth and Income Funds as of the date of the
                      reorganization. The GAL VIP Equity and GAL VIP Growth and    Columbia Management
                      Income Funds no longer exist following the reorganization.       Group, Inc.

WHAT ARE THE FIXED INVESTMENT OPTIONS?

We offer fixed investment options of different durations during the accumulation phase. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-766-4530 to determine availability of Fixed Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent Deferred Sales Charge: There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.

Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging program when we count the twenty free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twenty-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

Set-Up Fee: We deduct a Set-Up Fee if your initial Purchase Payment is less than $10,000.

Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $30.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. The Annual Maintenance Fee is only deducted if your Account Value is less than $50,000 on the anniversary of the Issue Date or at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.

Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge (0.40%) and the Administration Charge (0.15%). The total charge is equal to 0.55% on an annual basis. The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under the Annuity, including the Annuity's death benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted as an Administration Charge. However, any increase will only apply to Annuities issued after the date of the increase.

American Skandia may make a profit on the Insurance Charge if, over time, the actual cost of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?

We do not assess any charges directly against the Portfolios. However, each Portfolio charges a total annual fee comprised of an investment management fee, operating expenses and any distribution and service (12b-1) fees that may apply. These fees are deducted daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and charges can be found in the prospectuses for the Portfolios.

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?

No specific fee or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations.
Any Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?

In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. The amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Set-Up Fee, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase Payment: To purchase this Annuity, you must be a customer of one or more subsidiaries of Fleet Financial Group, Inc. at the time the Annuity is issued. You must make a minimum initial Purchase Payment of $5,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $5,000 in total Purchase Payments.

Where allowed by law, initial Purchase Payments in excess of $1,000,000 require our approval prior to acceptance. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts that are available. Other limitations and/or restrictions may apply.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your investment professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an arrangement called "bank drafting" where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions: There is no age restriction to purchase the Annuity. However, the protection provided by the Death Benefit is limited on or after age 85. You should consider your need to access your Account Value and whether the annuity's liquidity features will satisfy that need. If you take a distribution prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain.

Participant, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Participant(s), Annuitant and one or more Beneficiaries for your Annuity.

[X] Participant: The Participant(s) holds all rights under the Annuity. You may name more than one Participant in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Participant."

[X] Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.

[X] Beneficiary: The Beneficiary is the person(s) or entity you name to receive the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE PARTICIPANT, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Participant, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:

[X] a new Participant subsequent to the death of the Participant or the first of any joint Participants to die, except where a spouse-Beneficiary has become the Participant as a result of a Participant's death;

[X] a new Participant or Annuitant who does not meet our then current underwriting guidelines;

[X]  a new Annuitant subsequent to the Annuity Date;

[X] for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and

[X] a change in Beneficiary if the Participant had previously made the designation irrevocable.

Spousal Participants/Spousal Beneficiaries If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. Any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

Spousal Contingent Annuitant

If the Annuity is owned by an entity and the surviving spouse is named as a Contingent Annuitant, upon the death of the Annuitant, the surviving spouse will become the Annuitant. No Death Benefit is payable upon the death of the Annuitant. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant (and any required proof of the spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free-look." Depending on the state in which you purchased your Annuity, and, in some states, whether you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you return your Annuity during the applicable period, we will refund your current Account Value plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Where required by law, we will return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rules may apply to an Annuity that is purchased as an IRA. In any situation where we are required to return the greater of your Purchase Payment or Account Value, we may allocate your Account Value to the GAL Money Market Sub-account during the right to cancel period and for a reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?

The minimum amount that we accept as an additional Purchase Payment is $500 unless you participate in bank drafting or a periodic purchase payment program. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". Purchase Payments made through bank drafting may only be allocated to the variable investment options when applied. Bank drafting allows you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $5,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $5,000. The minimum additional Purchase Payment you may make through a salary reduction program is $50.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?

(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply and any applicable set-up fee. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations.

In those states where we are required to return your Purchase Payment if you exercise your right to return the Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the GAL Money Market Sub-account. At the end of the right to cancel period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the GAL Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the right to cancel period, you will receive your current Account Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your current allocation instructions. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?

During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation on any gain. We currently limit the number of Sub-accounts you can invest in at any one time to twenty (20). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

Currently, we will charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Participants. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Participant or certain Participants if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?

Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

You must have a minimum Account Value of at least $25,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable investment options or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:

[X] You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.

[X] You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.

[X] Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER A PROGRAM TO BALANCE FIXED AND VARIABLE INVESTMENTS?

Some investors wish to invest in the variable investment options but also wish to protect a portion of their investment from market fluctuations. We offer a balanced investment program where a portion of your Purchase Payment is allocated to a Fixed Allocation for a Guarantee Period that you select and the remaining Account Value is allocated to the variable investment options that you select. The amount that we allocate to the Fixed Allocation is the amount that will grow to a specific "principal amount" such as your initial Purchase Payment. We determine the amount based on the rates then in effect for the Guarantee Period you choose. If no amounts are transferred or withdrawn from the Fixed Allocation, at the end of the Guarantee Period, it will have grown to equal the "principal amount". The remaining Account Value that was not allocated to the Fixed Allocation can be allocated to any of the Sub-accounts that you choose. Account Value allocated to the variable investment options is subject to market fluctuations and may increase or decrease in value.

Example

Assume you have $100,000 to invest. You choose to allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 6.05%*. Based on the chosen Guarantee Period and interest rate, the factor for determining how much of your Account Value can be allocated to the Fixed Allocation is 0.555768. That means that $55,557 will be allocated to the Fixed Allocation and the remaining Account Value ($44,443) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?

Yes. You may authorize your investment professional to direct the allocation of your Account Value and to request financial transactions between investment options while you are living, subject to our rules. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your investment professional if you fail to inform us that such person's authority has been revoked. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide administrative support to licensed, registered investment professionals or investment advisors who you authorize to make financial transactions on your behalf. These investment professionals may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer advice about how to allocate your Account Value under any circumstance. Any investment professionals you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such investment professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require investment professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the investment professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of an investment professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your investment professional. Your investment professional will be informed of all such restrictions on an ongoing basis. We may also require that your investment professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.com). Limitations that we may impose on your investment professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period." Fixed Allocations currently are offered with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. We may make Fixed Allocations of different durations available in the future. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

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The interest rate credited to a Fixed Allocation is the rate in effect when the
Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-444-3970.

A Guarantee Period for a Fixed Allocation begins:

[X] when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;

[X] upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or

[X]  when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do You Offer a Program to Balance Fixed and Variable Investments?"). The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?

We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw Account Value from a Fixed Allocation more than 30 days before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA Formula

The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                           [(1+I) / (1+J+0.0010)]N/12

                                     where:

I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date; J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period; N is the number of months remaining in the original Guarantee Period.

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If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in 'J' and 'N' will be rounded to the next highest integer.

MVA Examples

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

[X] You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.

[X]  The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).

[X] You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

       MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?

The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?

During the accumulation phase you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. If you surrender your Annuity we may deduct the Annual Maintenance Fee and any Tax charge that applies. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period

A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period

During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine

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what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?

Yes, you can make a withdrawal during the accumulation phase. We call this a "Partial Withdrawal." After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms necessary to make a withdrawal from your Annuity, contact our Customer Service Team at 1-800-444-3970 or visit our Internet Website at www.americanskandia.com.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?

Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Surrender Value of your Annuity must be at least $25,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. We may charge you for calculating required Minimum Distributions. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?

Yes. During the accumulation phase you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the Annuity. We may apply a Market Value Adjustment to any Fixed Allocations.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, contact our Customer Service Team at 1-800-444-3970 or visit our Internet Website at www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?

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We currently make annuity options available that provide fixed annuity payments, variable payments or adjustable payments. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts. However, currently, we also make a variable payment option that has a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. We do not guarantee to make any annuity payment options available in the future. For additional information on annuity payment options you may request a Statement of Additional Information.

When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1

Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 2

Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 3

Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. This Option is currently available on a fixed or variable basis. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4

Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

Option 5

Variable Payments for Life with a Cash Value: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts.

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This option has a cash value that also varies with the investment performance of the Sub-account. The cash value provides a "cushion" from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally "stabilizes" monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6

Variable Payments for Life with a Cash Value and Guarantee: Under this option, benefits are payable as described in Option 5; except that, while the key life is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal to the first annuity payment. We charge an additional amount for this guarantee. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?

Unless prohibited by law, we require that you elect either a life annuity or an annuity with a certain period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date. Therefore, making a purchase payment within seven years of the Annuity Date limits your annuity payment options. Certain annuity payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:

[X] the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and

[X] the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)

If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

Variable Annuity Payments

We offer three different types of variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return ("AIR"). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the Sub-accounts relative to the AIR, as well as, other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first annuity payment. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first annuity payment. If the Sub-accounts you choose perform worse than the AIR, then subsequent annuity payments will be lower than the first. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

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[X]  Variable Payments (Options 1-3)

     We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each Sub-account by the Unit Value of each Sub-Account on the annuity payment date. We determine the schedule of units based on your Account Value (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-Accounts you initially selected on the Issue Date. The calculation is performed for each Sub-Account, and the sum of the Sub-Account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-Account will not change unless you transfer among the Sub-Accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

[X]  Stabilized Variable Payments (Option 5)

     This option provides guaranteed payments for life, a cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate the initial annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units by the Unit Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive, Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

[X]  Stabilized Variable Payments with a Guaranteed Minimum (Option 6)

     This option provides guaranteed payments for life in the same manner as Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

The variable annuity payment options are described in greater detail in a separate prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments

We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its accumulation phase. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the Death Benefit guarantee under the Annuity. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of a Participant. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's

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death, if there is no Contingent Annuitant. If a Contingent Annuitant was
designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

The Death Benefit depends on the decedent's age on the date of death:

     If death occurs before the decedent's age 85: The Death Benefit is the greater of:

[X]  The sum of all Purchase Payments less the sum of all withdrawals; and

[X] The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

     If death occurs when the decedent is age 85 or older: The Death Benefit is your Account Value.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary

Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:

[X] as a lump sum amount at any time within five (5) years of the date of death; or

[X] as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1-4) or as a series of variable annuity payments (annuity payment options 1-3 or 5 and 6). See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity

You may name your spouse as your Beneficiary. If you and your spouse own the Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. Any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

See the section entitled "Managing Your Annuity - Spousal Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires Minimum Distributions. Upon the Owner's death under an IRA, 403(b) or other "qualified investment", a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

[X] If death occurs before the date Minimum Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if the spouse is the Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than December 31st of the year following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

[X] If death occurs after the date Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn

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each year, including amounts that are required to be withdrawn under the Minimum
Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation. See the section entitled "How are Distributions From Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

[X] the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.

[X] the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.

[X] the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.

[X]  no additional Purchase Payments can be applied to the Annuity.

[X] the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.

[X] The Beneficiary can request a withdrawal of all or a portion of the Account Value at any time without application of a CDSC.

[X] upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.

[X] all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?

Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any minimum Death Benefit that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?

We determine the amount of the Death Benefit as of the date we receive "due proof of death", any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the GAL Money Market Sub-Account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-Accounts according to our rules.

Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?

During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. When determining the Account Value on a day more than 30 days prior to a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?

The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus any Annual Maintenance Fee. The Surrender Value will also include any Market Value Adjustment that may apply.

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HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?

When you allocate Account Value to a Sub-Account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuate with the market fluctuations of the Portfolios. The value of the Units also reflect the daily accrual for the Insurance Charge.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?

During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date or within 30 days prior to its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next business day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

[X]  trading on the NYSE is restricted;

[X] an emergency exists making redemption or valuation of securities held in the separate account impractical; or

[X] the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory allocation instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Free Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Death Benefits: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?

Following is a brief summary of some of the Federal tax considerations relating to this Annuity. However, since the tax laws are complex and tax consequences are affected by your individual circumstances, this summary of our interpretation of the relevant tax laws is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?

The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Code. No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?

Section 72 of the Code governs the taxation of annuities in general. Taxation of the Annuity will depend in large part on:

1.   whether the Annuity is used by:

[X] a qualified pension plan, profit sharing plan or other retirement arrangement that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or

[X] an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.   whether the Owner is:

[X]  an individual person or persons; or

[X]  an entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals own an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.

Entity Ownership: If the Annuity is owned by an entity and is not a Qualified Contract, generally the Owner of the Annuity must currently include any increase in the value of the Annuity during a tax year in its gross income. An exception from current taxation applies for annuities held by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?

Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and taxable in the year it is received. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

[X] "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).

[X] "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" that were not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance, endowment, or annuity contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After Annuitization: A portion of each annuity payment received on or after the Annuity Date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." The investment in the contract is excluded from gross income. Any portion of an annuity payment received that exceeds the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract (Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:

[X]  Distributions made on or after the taxpayer has attained age 59 1/2;

[X] Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;

[X] Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);

[X] Distributions which are part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's designated beneficiary);

[X] Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;

[X]  Payments under an immediate annuity as defined in the Code;

[X]  Distributions under a qualified funding asset under Code Section 130(d); or

[X] Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules applicable to "related contracts": Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these contracts as "related contracts." In situations involving related contracts we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution from any one contract described under the section "Distributions before Annuitization." Generally, distributions will be treated as coming first from income on the contract until all of the income on all such related contracts is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view related contracts when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued guidance clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding "substantially equal periodic payments": (also known as "72(t)" or "72(q)" distributions) Any modification to a program of distributions which are part of a series of substantially equal periodic payments that occur before the later of the taxpayer reaching age 59 1/2 or five
(5) years from the first of such payments will result in the requirement to pay the 10% premature distribution penalty that would have been due had the payments been treated as subject to the 10% premature distribution penalty in the years received, plus interest. This does not apply when the modification is by reason of death or disability. American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate annuities: The Internal Revenue Service has ruled that the immediate annuity exception to the 10% penalty described above under "Penalty Tax on Distributions" for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of a contract if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the annuity starting date under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:

[X] First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;

[X] Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);

[X]  Then, from any remaining "income on the contract"; and

[X] Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore, to the extent a distribution is equal to or less than the remaining investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. As of the date of this prospectus, we will treat a partial surrender of this type involving a non-qualified annuity contract as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% IRS early distribution penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial exchange from a life insurance contract is eligible for non-recognition treatment under Section 1035 of the Code. We will continue to report a partial surrender of a life insurance policy as subject to current taxation to the extent of any gain. In addition, please be cautioned that no specific guidance has been provided as to the impact of such a transaction on the remaining life insurance policy, particularly as to the subsequent methods to be used to test for compliance under the Code for both the definition of life insurance and the definition of a modified endowment contract.

Special Considerations for Purchasers of the Enhanced Beneficiary Protection Optional Death Benefit: As of the date of this Prospectus, it is our understanding that the charges related to the optional Death Benefit are not subject to current taxation and we will not report them as such. However, the IRS could take the position that these charges should be treated as partial withdrawals subject to current taxation to the extent of any gain and, if applicable, the 10% tax penalty.

We reserve the right to report charges for the optional Death Benefit as partial withdrawals if we, as a reporting and withholding agent, believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?

An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries below of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not intended to be complete discussions. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. The terms and conditions of the tax-qualified retirement plan may impose other limitations and restrictions that are in addition to the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an Annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Section 401(a) of the Code including 401(k) plans. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities: Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain qualifying employers such as public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3) for the benefit of their employees. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions.

Nondiscrimination requirements also apply.

Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Arrangements or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence. Further, an Annuity may be established with "roll-over" distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs: A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made (a) once the taxpayer is age 59 1/2 or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA or another qualified plan, on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs. Employer contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?

Distributions from Qualified Contracts are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of a distribution representing after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a Qualified Contract made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:

[X] is part of a properly executed transfer to another IRA or another eligible qualified account;

[X] is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);

[X] is part of a series of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;

[X] is subsequent to a separation from service after the taxpayer attains age
55*;

[X] does not exceed the employee's allowable deduction in that tax year for medical care*;

[X] is made to an alternate payee pursuant to a qualified domestic relations order*; and

[X] is made pursuant to an IRS levy.

The exceptions above which are followed by an asterisk (*) do not apply to IRAs. Certain other exceptions may be available.

Minimum Distributions after age 70 1/2: A participant's interest in a Qualified Contract must generally be distributed, or begin to be distributed, by the "required beginning date". This is April 1st of the calendar year following the later of:

[X]  the calendar year in which the individual attains age 70 1/2; or

[X] the calendar year in which the individual retires from service with the employer sponsoring the plan. The retirement option is not available to IRAs.

The IRS has released Treasury regulations containing new Minimum Distribution rules. For Minimum Distributions required in 2003 and later, individuals are required to use the rules under the 2002 Final Regulations. The 2002 Final Regulations contain a provision which could increase the amount of minimum distributions required for certain individuals. Under the 2002 Final Regulations, individuals are required to include in their annuity contract value the actuarial value of any other benefits that will be provided under the annuity. We and other annuity providers are currently seeking clarification of this new rule. You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum Distribution rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten
(10) years younger than the participant. In that case, the new rules permit the participant to utilize the actual life expectancies of the participant and the spouse. In most cases, the beneficiary may be changed during the participant's lifetime with no affect on the Minimum Distributions. At death, the designated Beneficiary may generally take Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed. Because of the many recent changes to the Minimum Distribution rules, we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We expect the underlying mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, known as eligible rollover distributions, from Qualified Contracts, are subject to automatic 20% withholding for Federal income taxes. The following distributions are not eligible rollover distributions and not subject to 20% withholding:

[X]  any portion of a distribution paid as a Minimum Distribution;

[X]  direct transfers to the trustee of another retirement plan;

[X] distributions from an individual retirement account or individual retirement annuity;

[X] distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;

[X] distributions that are part of a series of substantial periodic payments pursuant to Section 72(q) or 72(t) of the Code; and

[X]  certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before annuity payments have begun is treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity on or after the assignment or pledge of an entire annuity and while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued as Qualified Contracts, the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to someone other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1.1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants: There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum distributions), bank drafting, dollar cost averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report.

Any errors or corrections on transactions for your Annuity must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 30 days from the date you receive the confirmation. For transactions that are first confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 30-day period. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Participants or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?

American Skandia Life Assurance Corporation ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing annuity and life insurance products. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) both fixed and variable immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002, Skandia Insurance Company Ltd. (publ), an insurance company organized under the laws of the Kingdom of Sweden ("Skandia"), and on that date, the ultimate parent company of American Skandia, announced that it and Skandia U.S. Inc. had entered into a definitive Stock Purchase Agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"). Under the terms of the Stock Purchase Agreement, Prudential Financial will acquire Skandia U.S. Inc., a Delaware corporation, from Skandia. Skandia U.S. Inc. is the sole shareholder of ASI, which is the parent company of American Skandia. The transaction is expected to close during the second quarter of 2003.

Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, following the closing of the acquisition, Prudential Financial will exercise significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?

The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation phase, assets supporting Account Values of the Annuities are held in separate accounts established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account E

During the accumulation phase, the assets supporting obligations based on allocations to the variable investment options are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account E, also referred to as "Separate Account E". Separate Account E consists of four Sub-accounts each of which invests only in a single portfolio of the Galaxy VIP Fund. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Separate Account E was established by us pursuant to Connecticut law. The Sub-accounts of this Annuity are all Sub-accounts of Separate Account E. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. Separate Account E is registered with the SEC under the Investment Company Act of 1940 (the "Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account E. Each Sub-account invests only in a single mutual fund or mutual fund portfolio.

We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D

During the accumulation phase, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account.

An Annuity Participant who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We currently employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?

Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans. The Galaxy VIP Fund is registered under the Investment Company Act as an open-end diversified management investment company. It was established as a Massachusetts business trust under an Agreement and Declaration of Trust dated May 27, 1992.

Voting Rights

We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Participants with Account Value allocated to that Sub-account. Participants have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Participants who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?

American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust.

ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity to customers of one or more subsidiaries of Fleet Financial Group, Inc., but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. The investment advisor of the underlying mutual fund, Fleet Investment Advisors, Inc., is a subsidiary of Fleet Financial Group, Inc. In certain cases, the broker-dealer may also be an affiliate of the investment advisor of the underlying mutual fund. In addition, ASM may offer the Annuity directly to potential purchasers.

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the underlying Portfolios in the form of "Standard" and "Non-standard" Total Returns. "Standard Total Return" figures assume a hypothetical initial investment of $1,000 allocated to a Sub-account during the most recent, one, five and ten year periods (or since the inception date that the Portfolio has been offered as a Sub-account, if less). "Standard Total Return" figures assume that the Insurance Charge, Annual Maintenance Fee (if applicable) and Set-Up Fee (if applicable) are deducted and that the Annuity is surrendered at the end of the applicable period, meaning that any Contingent Deferred Sales Charge that would apply upon surrender is also deducted. Since the Annuity does not deduct a Contingent Deferred Sales Charge upon surrender, no such charge is deducted when calculating Standard Total Returns. "Non-standard Total Return" figures include any performance figures that do not meet the SEC's rules for Standard Total Returns. Non-standard Total Returns are calculated in the same manner as standardized returns except that the figures may not reflect all fees and charges. Non-standard Total Returns must be accompanied by Standard Total Returns.

We may advertise the performance of money market-type Sub-accounts using a measure of the "current and effective yield". The current yield of a money market-type Sub-account is calculated based upon the previous seven-day period ending on the date of calculation. The effective yield of a money market-type Sub-account reflects the reinvestment of net income earned daily on the assets of such a Sub-account. The current and effective yields reflect the Insurance Charge deducted against the Sub-account. In a low interest rate environment, yields for money market-type Sub-accounts, after deduction of the Insurance Charge, may be negative even though the yield (before deducting the Insurance Charge) is positive. Current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual fund portfolios and upon prevailing market conditions and the response of the underlying mutual fund portfolios to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual fund portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund portfolios. In addition, the amount of charges assessed against each Sub-account will affect performance.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on current rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements we distribute may also compare the performance of our Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account E.

AVAILABLE INFORMATION

A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, The Woolworth Building, 233 Broadway, New York, NY and 175 W. Jackson Boulevard, Suite 900, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 2002 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US

You can contact us by:

[X] calling our Customer Service Team at 1-800-444-3970 during our normal business hours, 8:30 a.m. EST to 8:00 p.m. EST, Monday through Friday, or Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.

[X]  writing to us via regular mail at American Skandia - Variable Annuities,
     Attention: Galaxy Annuity, P.O. Box 7040, Bridgeport, Connecticut 06601-7040 OR for express mail American Skandia - Variable Annuities,
     Attention: Galaxy Annuity, One Corporate Drive, Shelton, Connecticut 06484.
     NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

[X] sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com

[X] accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information through Skandia's Telephone Automated Response System (STARS) and at www.americanskandia.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or an investment professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN through STARS and at www.americanskandia.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

As of the date of this Prospectus, American Skandia and its affiliates are not involved in any legal proceedings outside of the ordinary course of business. American Skandia and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, however, we do not anticipate that the outcome of any such legal proceedings will have a material adverse affect on the Separate Account, or American Skandia's ability to meet its obligations under the Annuity, or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

General Information about American Skandia

[X]  American Skandia Life Assurance Corporation

[X]  American Skandia Life Assurance Corporation Variable Account E

[X]  American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated

[X]  Current and Effective Yield

[X]  Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations

[X]  How We Calculate the Market Value Adjustment

General Information

[X]  Voting Rights

[X]  Modification

[X]  Deferral of Transactions

[X]  Misstatement of Age or Sex

[X]  Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements

[X]  Appendix A - American Skandia Life Assurance Corporation Variable Account E

            APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the
Company:

                                                     For the Year Ended December 31,
                                  -------------------------------------------------------------------
                                      2002          2001          2000         1999           1998
                                  -----------   -----------   -----------   -----------   -----------
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance
   charges and fees /a/ /b/       $   370,004   $   388,696   $   424,578   $   289,989   $   186,211
Fee income /b/                         97,650       111,196       130,610        83,243        50,839
Net investment income                  19,632        20,126        18,595        11,477        11,130
Net realized capital (losses)
   gains and other revenues /e/        (7,438)        2,698         4,195         3,688         1,360
                                  -----------   -----------   -----------   -----------   -----------
Total revenues                    $   479,848   $   522,716   $   577,978   $   388,397   $   249,540
                                  ===========   ===========   ===========   ===========   ===========
Benefits and Expenses:
Annuity and life insurance
   benefits                       $     3,391   $     1,955   $       751   $       612   $       558
Change in annuity and life
   insurance policy reserves
   /c/                                  2,741       (39,898)       49,339          (671)        1,053
Guaranteed minimum death
   benefit claims, net of
   hedge /b/                           23,256        20,370         2,618         4,785          --
Return credited to contract
   owners                               5,196         5,796         8,463        (1,639)       (8,930)
Underwriting, acquisition and
   other insurance expenses           188,728       196,755       150,597       125,434        86,306
Amortization of deferred
   acquisition costs /b/ /d/          510,059       224,047       184,616        83,861        86,628
Interest expense                       14,544        73,424        85,998        69,502        41,004
                                  -----------   -----------   -----------   -----------   -----------
Total benefits and expenses       $   747,915   $   482,449   $   482,382   $   281,884   $   206,619
                                  ===========   ===========   ===========   ===========   ===========
Income tax (benefit) expense      $  (102,810)  $     7,168   $    30,779   $    30,344   $     8,154
                                  ===========   ===========   ===========   ===========   ===========
Net (loss) income                 $  (165,257)  $    33,099   $    64,817   $    76,169   $    34,767
                                  ===========   ===========   ===========   ===========   ===========

STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets /b/                  $23,708,585   $28,009,782   $31,702,705   $30,881,579   $18,848,273
                                  ===========   ===========   ===========   ===========   ===========
Future fees payable to parent     $   708,249   $   799,472   $   934,410   $   576,034   $   368,978
                                  ===========   ===========   ===========   ===========   ===========
Surplus notes                     $   110,000   $   144,000   $   159,000   $   179,000   $   193,000
                                  ===========   ===========   ===========   ===========   ===========
Shareholder's equity              $   683,061   $   577,668   $   496,911   $   359,434   $   250,417
                                  ===========   ===========   ===========   ===========   ===========

/a./ On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167,
     $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001,
     2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636, $26,017,847, $29,751,822, $29,396,693, and
     $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998,
     respectively.

/b./ These items are significantly impacted by equity market volatility.

/c./ For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure. For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations. See Results of Operations in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.

/d./ During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset. See the MD&A for a further discussion.

/e./ Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations

Annuity and life insurance sales were $3,472,044, $3,834,167 and $8,216,167, in 2002, 2001 and 2000, respectively. The decrease in sales in 2002 and 2001 was primarily the result of the general decline in sales in the industry, attributed in large part to the continued uncertainty in the equity markets. In addition, the Company believes uncertainty regarding its future ownership has adversely impacted sales, primarily in the latter part of 2002. The Company announced, in the first quarter of 2002, its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled $23,637,559 in 2002, $26,792,877 in 2001 and $31,581,902 in 2000, representing a decrease of 12% and 15% in 2002 and 2001, respectively, due primarily to weak equity markets. The decrease in annuity and life insurance charges and fees and fee income before surrender charge income and reinsurance was consistent with the decline in assets under management. Surrender charge income increased in 2002 as compared to 2001. This was caused by higher lapses when compared to the applicable prior year periods, and was primarily attributable, the Company believes, to concerns by contract holders, rating agencies and the Company's distribution channels, surrounding the uncertainty in the equity markets and its impact on variable annuity companies generally and, prior to the announcement of the Acquisition, uncertainty concerning the Company's future (See Liquidity and Capital Resources for rating agency actions).

Net realized capital losses in 2002 were primarily from $9,593 of losses on sales and $3,769 of other-than-temporary impairments of mutual fund investments that are held in support of a deferred compensation program for certain of the Company's employees. The deferred compensation program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities. Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately $1,236 on the sale of a WorldCom, Inc. bond. The net capital gains in 2001 related primarily to sales of fixed maturity investments, were partially offset by losses on securities in the fixed maturity portfolio. The most significant loss was $2,636 related to Enron securities. In addition net realized capital losses of $3,534 in 2001 were incurred due to sales of mutual fund holdings in support of the Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves includes changes in reserves related to annuity contracts with mortality risks. During 2001, the Company's Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984, as the result of an update of certain reserve assumptions as to risks inherent in the benefit. Previous assumptions had been based on statutory valuation principles as an approximation for U.S. GAAP. In addition, future mortality rates were lowered in 2001 to reflect favorable past experience. However, offsetting the resulting increase in earnings and equity as a result of changes in the GMDB liability in 2001, assumptions related to GMDB claim costs were also updated in the calculation of the deferred acquisition cost asset, resulting in additional amortization of this asset.

The Company uses derivative instruments, which consist of equity option contracts for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. GMDB claims, net of hedge, consist of GMDB claims offset by the mark to market and realized capital gain/loss results of the Company's option contracts. During 2002 and 2001, the fluctuations in GMDB claims, net of hedge, were driven by an increase in hedge related benefits of $19,776 and $14,646, respectively. Hedge related benefits were partially offset by increases in GMDB claims of $22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists primarily of net investment results from the Company's fixed, market value adjusted, separate account investment option and changes in the Company's experience rated reinsurance receivables. The decrease in 2002 was primarily due to increased net investment results on the Company's fixed, market value adjusted, separate account investment option. As the equity markets decline, movement from variable investment options to fixed investment options, primarily due to one of the Company's product features, has increased the assets invested in the fixed separate account investment option. Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain securities, of which $5,427 related to WorldCom, Inc. bonds. The increase in net investment results was partially offset by a decrease in experience rated reinsurance receivables in 2002 due to unfavorable experience on certain blocks of variable annuity business. In 2001, return credited to contract owners decreased primarily due to favorable experience on certain blocks of variable annuity contracts increasing the experience rated reinsurance receivable. Partially offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                         2002        2001        2000
                                      ---------   ---------   ---------
Commissions and purchase credits      $ 287,612   $ 248,187   $ 430,743
General operating expenses              145,438     157,704     214,957
Acquisition costs deferred             (244,322)   (209,136)   (495,103)
                                      ---------   ---------   ---------
Underwriting, acquisition and other
   insurance expenses                 $ 188,728   $ 196,755   $ 150,597
                                      =========   =========   =========

New products launched, as well as a larger proportion of sales of products with higher commissions as compared to 2001 led to an increase in commissions and purchase credits during 2002. Lower sales and asset levels led to a decrease in commissions and purchase credits during 2001. Partially offsetting this decline in 2001, the company launched a commission promotion program that increased commissions as a percentage of new sales. Commission promotions in 2002 were approximately equivalent as compared to 2001.

General operating expenses decreased during 2002 and 2001 as a result of lower sales-based compensation, as well as expense reduction programs implemented during 2001 and continued strong expense management in 2002. Variable compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization of deferred acquisition costs increased over the past two years, in general, due to the further depressed equity markets in 2002 and 2001, thereby decreasing expectations of future gross profits and actual gross profits from asset based fees and increased expected and actual claim costs associated with minimum death benefit guarantees. During 2002, the Company also performed a recoverability study and an analysis of its short-term assumptions of future gross profits and determined those assumptions of future profits to be excessive. This analysis resulted in a current year acceleration of amortization of $206,000. During 2002 and 2001, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization. See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest expense decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability (See Note 8). Interest expense on these obligations is driven by the cash flows from the underlying annuity contracts acting as collateral. Due to the depressed asset values of those annuity contracts driven by the decline in the equity markets, the cash flows, and therefore the interest expense, decreased from prior year levels. Interest expense decreased in 2001 as a result of a reduction in borrowing.

The Company's income tax (benefit) expense varies directly with increases or decreases in (loss) income from operations. The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and liabilities decreased $4,301,197 and $4,406,590, respectively, from December 31, 2001. This change resulted primarily from the declining equity markets.

Significant Accounting Policies

Deferred Acquisition Costs

The costs of acquiring new business, which vary with and are primarily related to new business generated, are deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions. If the Company's long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

Future Fees Payable to ASI

In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, historical mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability.

The Company has determined, using assumptions for lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

Deferred Taxes

The Company evaluates the necessity of recording a valuation allowance against its deferred tax asset in accordance with Statement of Financial Accounting Standards No. 109, Income Taxes ("SFAS 109"). In performing this evaluation, the Company considers all available evidence in making the determination as to whether it is more likely than not that deferred tax assets are not realizable. For the Company, that evidence includes: cumulative U.S. GAAP pre-tax income in recent years past, whether or not operating losses have expired unused in the past, the length of remaining carryback or carryforward periods, and net taxable income or loss expectations in early future years. The net taxable income or loss projections are based on profit assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has approximately $361,000 gross deferred tax assets related principally to net operating loss carryforwards that expire in 2016 and 2017 and insurance reserve differences. After considering the impact of gross reversing temporary liabilities of $323,000, the Company estimates that the Company will generate sufficient taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

Liquidity and Capital Resources

The Company's liquidity requirements have generally been met by cash from insurance operations, investment activities, borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The Company's cash from insurance operations is primarily comprised of fees generated off of assets under management, less commission expense on sales, sales and marketing expenses and other operating expenses. Fund performance driven by the equity markets directly impact assets under management and therefore, the fees the Company can generate off of those assets. During 2002 and 2001, assets under management declined consistent with the equity market declines resulting in reductions in fee revenues. In addition, the equity markets impact sales of variable annuities. As sales have declined in a declining equity market, non-promotional commission expense declined, however, in order to boost sales levels, the Company has offered various sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain generated from acquisition costs on current sales, the Company has relied on cash generated from its direct insurance operations as well as reinsurance and securitization transactions. The Company has used modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving , the future fees generated from that book of business. These reinsurance agreements also mitigate the recoverability risk associated with the payment of up-front commissions and other acquisition costs. Similarly, the Company has entered into securitization transactions whereby the Company issues to ASI, in exchange for cash, the right to receive future fees generated off of a specific book of business. On April 12, 2002, the Company entered into a new securitization transaction with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was approximately $101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term borrowings of $10,000, $10,000 and $10,000, respectively, and had long-term surplus notes liabilities of $110,000, $144,000 and $159,000, respectively. During 2002, the Company borrowed $263,091 and paid back $263,091 related to short-term borrowing. During 2002 and 2001, the Company received permission from the State of Connecticut Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000, respectively. See Notes 14 and 15 of Notes to Consolidated Financial Statements for more information on surplus notes and short-term borrowing, respectively.

As of December 31, 2002, 2001 and 2000, shareholder's equity totaled $683,061, $577,668 and $496,911, respectively. The Company received capital contributions of $259,720 and $48,000 from ASI during 2002 and 2001, respectively. Of this, $4,520 and $2,500, respectively, was used to support its investment in Skandia Vida. Net (loss) income of ($165,257) and $33,099, for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC model law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest rate risk and business risk. The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

During 2002, all of the major rating agencies reviewed the U.S. life insurance sector, including the Company. Based on these reviews the rating agencies have evolving concerns surrounding the risk profile of variable annuity companies due to their significant exposure to equity market performance. This exposure has resulted, and may continue to result, in earnings volatility. Based on the reviews made during 2002, the following ratings actions took place:

On May 8, 2002, Fitch Ratings downgraded the Company's "insurer financial strength" rating to A+ from AA- with a "stable" outlook.

On September 19, 2002, Fitch Ratings lowered the Company's "insurer financial strength" rating to A- from A+ with an "evolving" outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002, Standard and Poor's lowered the Company's "counter party credit" and "financial strength" ratings to A- from A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent to the announcement of the Acquisition, Standard and Poor's placed the Company on CreditWatch with positive implications.

Effects of Inflation

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook

The Company believes that it is well positioned to retain and enhance its position as a leading provider of financial products for long-term savings and retirement purposes as well as to address the economic impact of premature death, estate planning concerns and supplemental retirement needs. The Company has renewed its focus on its core variable annuity business, offering innovative long-term savings and income products, strengthening its wholesaling efforts and providing consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The Gramm-Leach-Bliley Act of 1999 (the Financial Services Modernization Act) permits affiliation among banks, securities firms and insurance companies. This legislative change has created opportunities for continued consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various other legislative initiatives could impact the Company such as pension reform and capital gains and estate tax changes. These include the proposed exclusion from tax for corporate dividends, potential changes to the deductibility of dividends received from the Company's separate accounts and newly proposed tax-advantaged savings programs. Additional pension reform may change current tax deferral rules and allow increased contributions to retirement plans, which may lead to higher investments in tax-deferred products and create growth opportunities for the Company. A capital gains tax reduction may cause tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition, NAIC statutory reserving guidelines and/or interpretations of those guidelines may change in the future. Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

Forward Looking Information

The Private Securities Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking statements, so long as those statements are identified as forward-looking, and the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations is forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of significant uncertainties and results may differ materially from these statements. You should not put undue reliance on these forward-looking statements. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks, and includes "forward-looking statements" that involve risk and uncertainties. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk

Fluctuations in interest rates can potentially impact the Company's profitability and cash flows. At December 31, 2002, 91% of assets held under management by the Company are in non-guaranteed Separate Accounts for which the Company's interest rate and equity market exposure is not significant, as the contract owner assumes substantially all of the investment risk. Of the remaining 9% of assets, the interest rate risk from contracts that carry interest rate exposure is managed through an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity investments in its general account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate annuities, fixed supplementary contracts, the fixed investment option offered in its variable life insurance contracts, and in support of the Company's target solvency capital. The Company has a conservative investment philosophy with regard to these investments. All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's deferred annuity products offer a fixed investment option which subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the contract owner. Guarantee period options available range from one to ten years. Withdrawal of funds, or transfer of funds to variable investment options, before the end of the guarantee period subjects the contract owner to a market value adjustment ("MVA"). In the event of rising interest rates, which make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, should substantially offset the increase or decrease in the market value of the securities underlying the guarantee. The Company maintains strict asset/liability matching to enable this offset. However, the Company still takes on the default risk for the underlying securities, the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's guaranteed separate account as of December 31, 2002 totaled $1,828,048. Assets, primarily fixed income investments, supporting those liabilities had a fair value of $1,828,048. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 2002. The analysis showed that an immediate decrease of 100 basis points in interest rates would result in a net increase in liabilities and the corresponding assets of approximately $69,150 and $68,500, respectively. An analysis of a 100 basis point decline in interest rates at December 31, 2001, showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

Equity Market Exposure

The primary equity market risk to the Company comes from the nature of the variable annuity and variable life products sold by the Company. Various fees and charges earned are substantially derived as a percentage of the market value of assets under management. In a market decline, this income will be reduced. This could be further compounded by customer withdrawals, net of applicable surrender charge revenues, partially offset by transfers to the fixed option discussed above. A 10% decline in the market value of the assets under management at December 31, 2002, sustained throughout 2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another equity market risk exposure of the Company relates to guaranteed minimum death benefit payments. Declines in equity markets and, correspondingly, the performance of the funds underlying the Company's products, increase exposure to guaranteed minimum death benefit payments. As discussed in Note 2D of the consolidated financial statements, the Company uses derivative instruments to hedge against the risk of significant decreases in equity markets. Prior to the implementation of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments consisting of mutual funds, which are held in support of a deferred compensation program. In the event of a decline in market values of underlying securities, the value of the portfolio would decline; however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were obtained using computer models that take into consideration various assumptions about the future. Given the uncertainty of future interest rate movements, volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                         Report of Independent Auditors

To the Board of Directors and Shareholder of American Skandia Life Assurance Corporation Shelton, Connecticut

We have audited the consolidated statements of financial condition of American Skandia Life Assurance Corporation (the "Company" which is an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.


/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Financial Condition
                        (in thousands, except share data)

                                                          As of December 31,
                                                       -------------------------
                                                           2002          2001
                                                       -----------   -----------
ASSETS
Investments:
   Fixed maturities - at fair value (amortized cost
      of $379,422 and $356,882, respectively)          $   398,601   $   362,831
   Equity securities - at fair value (amortized cost
      of $52,017 and $49,886, respectively)                 51,769        45,083
   Derivative instruments - at fair value                   10,370         5,525
   Policy loans                                              7,559         6,559
                                                       -----------   -----------
      Total investments                                    468,299       419,998

Cash and cash equivalents                                   51,339            --
Accrued investment income                                    4,196         4,737
Deferred acquisition costs                               1,117,544     1,383,281
Reinsurance receivable                                       5,447         7,733
Receivable from affiliates                                   3,961         3,283
Income tax receivable                                           --        30,537
Deferred income taxes                                       38,206            --
Fixed assets, at depreciated cost (accumulated
depreciation of $7,555 and $4,266, respectively)            12,132        17,752
Other assets                                               101,848       103,912
Separate account assets                                 21,905,613    26,038,549
                                                       -----------   -----------
     Total assets                                      $23,708,585   $28,009,782
                                                       ===========   ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
Reserves for future policy and contract benefits       $   149,349   $    91,126
Accounts payable and accrued expenses                      133,543       192,952
Income tax payable                                           6,547            --
Deferred income taxes                                           --        54,980
Payable to affiliates                                        2,223       101,035
Future fees payable to American Skandia, Inc. ("ASI")      708,249       799,472
Short-term borrowing                                        10,000        10,000
Surplus notes                                              110,000       144,000
Separate account liabilities                            21,905,613    26,038,549
                                                       -----------   -----------
     Total liabilities                                  23,025,524    27,432,114
                                                       -----------   -----------
Commitments and contingent liabilities (Note 18)
Shareholder's equity:
Common stock, $100 par value, 25,000 shares
   authorized, issued and outstanding                        2,500         2,500
Additional paid-in capital                                 595,049       335,329
Retained earnings                                           73,821       239,078
Accumulated other comprehensive income                      11,691           761
                                                       -----------   -----------
      Total shareholder's equity                           683,061       577,668
                                                       -----------   -----------
      Total liabilities and shareholder's equity       $23,708,585   $28,009,782
                                                       ===========   ===========

                 See notes to consolidated financial statements.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                        Consolidated Statements of Income
                                 (in thousands)

                                                           For the Years Ended December 31,
                                                           -------------------------------
                                                              2002       2001       2000
                                                           ---------   --------   --------
REVENUES
Annuity and life insurance charges and fees                $ 370,004   $388,696   $424,578
Fee income                                                    97,650    111,196    130,610
Net investment income                                         19,632     20,126     18,595
Net realized capital (losses) gains                           (9,614)       928       (688)
Other                                                          2,176      1,770      4,883
                                                           ---------   --------   --------
   Total revenues                                            479,848    522,716    577,978
                                                           ---------   --------   --------
EXPENSES
Benefits:
   Annuity and life insurance benefits                         3,391      1,955        751
   Change in annuity and life insurance policy reserves        2,741    (39,898)    49,339
   Guaranteed minimum death benefit claims, net of hedge      23,256     20,370      2,618
   Return credited to contract owners                          5,196      5,796      8,463
                                                           ---------   --------   --------
      Total benefits                                          34,584    (11,777)    61,171

Other:
   Underwriting, acquisition and other insurance
      expenses                                               188,728    196,755    150,597
   Amortization of deferred acquisition costs                510,059    224,047    184,616
   Interest expense                                           14,544     73,424     85,998
                                                           ---------   --------   --------
                                                             713,331    494,226    421,211
                                                           ---------   --------   --------
   Total benefits and expenses                               747,915    482,449    482,382
                                                           ---------   --------   --------
      (Loss) income from operations before income tax
         (benefit) expense                                  (268,067)    40,267     95,596
      Income tax (benefit) expense                          (102,810)     7,168     30,779
                                                           ---------   --------   --------
         Net (loss) income                                 $(165,257)  $ 33,099   $ 64,817
                                                           =========   ========   ========

                 See notes to consolidated financial statements.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Shareholder's Equity
                                 (in thousands)

                                                                          Accumulated Other
                                                                        Comprehensive Income
                                                                      ------------------------
                                              Additional                Foreign     Unrealized
                                     Common     Paid in    Retained    Currency       Gains
                                      Stock     Capital    Earnings   Translation    (Losses)      Total
                                     ------   ----------   --------   -----------   ----------   --------
As of December 31, 1999              $2,500    $215,879    $141,162      $ 148          ($255)   $359,434
Net income                                                   64,817                                64,817
Other comprehensive income:
   Unrealized capital gains                                                               843         843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                           433         433
   Foreign currency translation                                            (66)                       (66)
                                                                                                 --------
Other comprehensive income                                                                          1,210
                                                                                                 --------
Comprehensive income                                                                               66,027
Capital contributions                            71,450                                            71,450
                                     ------    --------    --------      -----        -------    --------
As of December 31, 2000               2,500     287,329     205,979         82          1,021     496,911
Net income                                                   33,099                                33,099
Other comprehensive loss:
   Unrealized capital losses                                                             (261)       (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                           (14)        (14)
   Foreign currency translation                                            (67)                       (67)
                                                                                                 --------
Other comprehensive loss                                                                             (342)
                                                                                                 --------
Comprehensive income                                                                               32,757
Capital contributions                            48,000                                            48,000
                                                                                                 --------
As of December 31, 2001               2,500     335,329     239,078         15            746     577,668
Net loss                                                   (165,257)                             (165,257)
Other comprehensive income:
   Unrealized capital gains                                                            10,434      10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                         1,126       1,126
   Foreign currency translation                                           (630)                      (630)
                                                                                                 --------
Other comprehensive income                                                                         10,930
                                                                                                 --------
Comprehensive loss                                                                               (154,327)
Capital contributions                           259,720                                           259,720
                                                                                                 --------
                                     ------    --------    --------      -----        -------    --------
As of December 31, 2002              $2,500    $595,049     $73,821      $(615)       $12,306    $683,061
                                     ------    --------    --------      -----        -------    --------

Unrealized capital gains (losses) is shown net of tax expense (benefit) of $5,618, ($140) and $454 for 2002, 2001 and 2000, respectively. Reclassification adjustment for realized losses (gains) included in net realized capital (losses) gains is shown net of tax expense (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000, respectively. Foreign currency translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.

                 See notes to consolidated financial statements.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                       For the Years Ended December 31,
                                                                      ---------------------------------
                                                                         2002        2001        2000
                                                                      ---------   ---------   ---------
Cash flow from operating activities:
   Net (loss) income                                                  $(165,257)  $  33,099   $  64,817
   Adjustments to reconcile net (loss) income to net
      cash (used in) provided by operating activities:
      Amortization and depreciation                                      21,649      13,374       5,758
      Deferral of acquisition costs                                    (244,322)   (209,136)   (495,103)
      Amortization of deferred acquisition costs                        510,059     224,047     184,616
      Deferred tax (benefit) expense                                    (99,071)     46,215      60,023
      Change in unrealized (gains) losses on derivatives                 (5,149)      2,902      (2,936)
      Increase (decrease) in policy reserves                              3,293     (38,742)     50,892
      (Decrease) increase in net receivable/payable to affiliates       (99,490)    103,496     (72,063)
      Change in net income tax receivable/payable                        37,084       4,083     (58,888)
      Increase in other assets                                           (9,546)    (12,105)    (65,119)
      Decrease (increase) in accrued investment income                      541         472      (1,155)
      Decrease (increase) in reinsurance receivable                       2,286      (1,849)        420
      (Decrease) increase in accounts payable and accrued expenses      (59,409)     55,912     (21,550)
      Net realized capital (gains) losses on derivatives                (26,654)    (14,929)      5,554
      Net realized capital losses (gains) on investments                  9,616        (928)        688
                                                                      ---------   ---------   ---------
         Net cash (used in) provided by operating activities           (124,370)    205,911    (344,046)
                                                                      ---------   ---------   ---------
Cash flow from investing activities:
      Purchase of fixed maturity investments                           (388,053)   (462,820)   (380,737)
      Proceeds from sale and maturity of fixed
        maturity investments                                            367,263     390,816     303,736
      Purchase of derivatives                                           (61,998)   (103,533)    (14,781)
      Proceeds from exercise or sale of derivative instruments           88,956     113,051       5,936
      Purchase of shares in equity securities and dividend
reinvestments                                                           (49,713)    (55,430)    (18,136)
      Proceeds from sale of shares in equity securities                  34,220      25,228       8,345
      Purchase of fixed assets                                           (2,423)    (10,773)     (7,348)
      Increase in policy loans                                           (1,000)     (2,813)     (2,476)
                                                                      ---------   ---------   ---------
        Net cash used in investing activities                           (12,748)   (106,274)   (105,461)
                                                                      ---------   ---------   ---------
Cash flow from financing activities:
      Capital contribution                                              259,720      48,000      71,450
      Pay down of surplus notes                                         (34,000)    (15,000)    (20,000)
      (Decrease) increase in future fees payable to ASI, net            (91,223)   (137,355)    358,376
      Deposits to contract owner accounts                               808,209      59,681     172,441
      Withdrawals from contract owner accounts                         (164,964)   (130,476)   (102,603)
      Change in contract owner accounts, net of investment earnings    (588,315)     62,875     (55,468)
                                                                      ---------   ---------   ---------
         Net cash provided by (used in) financing activities            189,427    (112,275)    424,196
                                                                      ---------   ---------   ---------
         Net increase (decrease) in cash and cash equivalents            52,309     (12,638)    (25,311)
         Change in foreign currency translation                            (970)       (103)       (101)
         Cash and cash equivalents at beginning of period                    --      12,741      38,153
         Cash and cash equivalents at end of period                   $  51,339   $      --   $  12,741
                                                                      =========   =========   =========
      Income taxes (received) paid                                    $ (40,823)  $ (43,130)  $  29,644
                                                                      =========   =========   =========
      Interest paid                                                   $  23,967   $  56,831   $ 114,394
                                                                      =========   =========   =========

                 See notes to consolidated financial statements.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements
                                December 31, 2002
                             (dollars in thousands)

1.   ORGANIZATION AND OPERATION

     American Skandia Life Assurance Corporation ("ASLAC" or the "Company"), with its principal offices in Shelton, Connecticut, is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). On December 19, 2002, Skandia Insurance Company Ltd. (publ) ("SICL"), an insurance company organized under the laws of the Kingdom of Sweden, and the ultimate parent company of the Company, entered into a definitive purchase agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"), whereby Prudential Financial will acquire the Company and certain of its affiliates (the "Acquisition"). Consummation of the transaction is subject to various closing conditions, including regulatory approvals and approval of certain matters by the board of directors and shareholders of the mutual funds advised by American Skandia Investment Services, Inc. ("ASISI"), a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

     The Company develops long-term savings and retirement products, which are distributed through its affiliated broker/dealer company, American Skandia Marketing, Incorporated ("ASM"). The Company currently issues term and variable universal life insurance and variable deferred and immediate annuities for individuals and groups in the United States of America and its territories.

     The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. ("Skandia Vida"), which is a life insurance company domiciled in Mexico. Skandia Vida had total shareholder's equity of $5,023 and $4,179 as of December 31, 2002, and 2001, respectively. Skandia Vida has generated net losses of $2,706, $2,619 and $2,540 in 2002, 2001 and 2000, respectively. As part of the Acquisition, it is expected that the Company will sell its ownership interest in Skandia Vida to SICL. The Company has filed for required regulatory approvals from the State of Connecticut and Mexico related to the sale of Skandia Vida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   Basis of Reporting

          The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). Skandia Vida has been consolidated in these financial statements. Intercompany transactions and balances between the Company and Skandia Vida have been eliminated in consolidation.

          Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

     B.   New Accounting Standard

          Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and SFAS 138 (collectively "SFAS 133"). Derivative instruments held by the Company consist of equity put option contracts utilized to

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          manage the economic risks associated with guaranteed minimum death benefits ("GMDB"). These derivative instruments are carried at fair value. Realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

          Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under the consensus, investors in certain asset-backed securities are required to record changes in their estimated yield on a prospective basis and to evaluate these securities for an other than temporary decline in value. If the fair value of the asset-backed security has declined below its carrying amount and the decline is determined to be other than temporary, the security is written down to fair value. The adoption of EITF Issue 99-20 did not have a significant effect on the Company's financial statements.

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards. No. 142 "Accounting for Goodwill and Intangible Assets" ("SFAS 142"). Under the new standard, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the new standard. Other intangible assets will continue to be amortized over their useful lives.

          The Company applied the new rules on the accounting for goodwill and other intangible assets in the first quarter of 2002. The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

C.   Investments

          The Company has classified its fixed maturity investments as available-for-sale and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          The Company has classified its equity securities held in support of a deferred compensation plan (see Note 12) as available-for-sale. Such investments are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          Policy loans are carried at their unpaid principal balances.

          Realized capital gains and losses on disposal of investments are determined by the specific identification method.

          Other than temporary impairment charges are determined based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
    (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D.   Derivative Instruments

          The Company uses derivative instruments, which consist of equity put option contracts, for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. As the equity markets decline, the Company's exposure to future GMDB claims increases. Conversely, as the equity markets increase the Company's exposure to future GMDB claims decreases. The claims exposure is reduced by the market value effect of the option contracts purchased.

          Based on criteria described in SFAS 133, the Company's fair value hedges do not qualify as "effective" hedges and, therefore, hedge accounting may not be applied. Accordingly, the derivative investments are carried at fair value with changes in unrealized gains and losses being recorded in income as those changes occur. As such, both realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

          As of December 31, 2002 and 2001, the accumulated difference between cost and market value on the Company's derivatives was an unrealized gain of $1,434 and an unrealized loss of $3,715, respectively. The amount of realized and unrealized gains (losses) on the Company's derivatives recorded during the years ended December 31, 2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

E.   Cash Equivalents

          The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

          As of December 31, 2002, $50 of cash reflected on the Company's financial statements was restricted in compliance with regulatory requirements.

F.   State Insurance Licenses

          Licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000 less accumulated amortization of $2,038 at December 31, 2002. Due to the adoption of SFAS 142, the cost of the licenses is no longer being amortized but is subjected to an annual impairment test. As of December 31, 2002, the Company estimated the fair value of the state insurance licenses to be in excess of book value and, therefore, no impairment charge was required.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     G.   Income Taxes

          The Company is included in the consolidated federal income tax return filed by Skandia U.S. Inc. and its U.S. subsidiaries. In accordance with the tax sharing agreement, the federal income tax provision is computed on a separate return basis as adjusted for consolidated items. Pursuant to the terms of this agreement, the Company has the right to recover the value of losses utilized by the consolidated group in the year of utilization. To the extent the Company generates income in future years, the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     H.   Recognition of Revenue and Contract Benefits

          Revenues for variable deferred annuity contracts consist of charges against contract owner account values or separate accounts for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Revenues for mortality and expense risk charges and administration fees are recognized as assessed against the contract holder. Surrender charge revenue is recognized when the surrender charge is assessed against the contract holder at the time of surrender. Annual maintenance fees are earned ratably throughout the year.

          Benefit reserves for the variable investment options on annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Fee income from mutual fund organizations is recognized when assessed against assets under management.

          Revenues for variable immediate annuity and supplementary contracts with life contingencies consist of certain charges against contract owner account values including mortality and expense risks and administration fees. These charges and fees are recognized as revenue as assessed against the contract holder. Benefit reserves for variable immediate annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Revenues for the market value adjusted fixed investment option on annuity contracts consist of separate account investment income reduced by amounts credited to the contract holder for interest. This net spread is included in return credited to contract owners on the consolidated statements of income. Benefit reserves for these contracts represent the account value of the contracts plus a

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
    (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          market value adjustment, and are included in the general account reserve for future policy and contract benefits to the extent in excess of the separate account assets, typically for the market value adjustment at the reporting date.

          Revenues for fixed immediate annuity and fixed supplementary contracts without life contingencies consist of net investment income, reported as a component of return credited to contract owners. Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on applicable actuarial standards with assumed interest rates that vary by issue year and are included in the general account reserve for future policy and contract benefits. Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

          Revenues for variable life insurance contracts consist of charges against contract owner account values or separate accounts for mortality and expense risk fees, administration fees, cost of insurance fees, taxes and surrender charges. Certain contracts also include charges against premium to pay state premium taxes. All of these charges are recognized as revenue when assessed against the contract holder. Benefit reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

I.   Deferred Acquisition Costs

          The costs of acquiring new business, which vary with and are primarily related to new business generated, are being deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

          The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits, from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
    (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                            2002         2001         2000
                                         ----------   ----------   ----------
Balance at beginning of year             $1,383,281   $1,398,192   $1,087,705
Acquisition costs deferred during the
   year                                     244,322      209,136      495,103
Acquisition costs amortized during the
   year                                    (510,059)    (224,047)    (184,616)
                                         ----------   ----------   ----------
Balance at end of year                   $1,117,544   $1,383,281   $1,398,192
                                         ==========   ==========   ==========

          As asset growth rates, during 2002 and 2001, have been far below the Company's long-term assumption, the adjustment to the short-term asset growth rate had risen to a level, before being capped, that in management's opinion was excessive in the current market environment. Based on an analysis of those short-term rates, the related estimates of future gross profits and an impairment study, management of the Company determined that the short-term asset growth rate should be reset to the level of the long-term growth rate expectation as of September 30, 2002. This resulted in an acceleration of amortization of approximately $206,000.

          Throughout the year, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

     J.   Reinsurance

          The Company cedes reinsurance under modified co-insurance arrangements. These reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

          At December 31, 2002 and 2001, in accordance with the provisions of the modified coinsurance agreements, the Company accrued approximately $5,447 and $7,733, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

     K.   Translation of Foreign Currency

          The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at each year-end. Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
    (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     L.   Separate Accounts

          Assets and liabilities in separate accounts are included as separate captions in the consolidated statements of financial condition. Separate account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through ASISI, utilizing various fund managers as sub-advisors. The remaining investments are managed by independent investment firms. The contract holder has the option of directing funds to a wide variety of investment options, most of which invest in mutual funds. The investment risk on the variable portion of a contract is borne by the contract holder. Fixed options with minimum guaranteed interest rates are also available. The Company bears the credit risk associated with the investments that support these fixed options.

          Included in Separate Account liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of return. These reserves are calculated using the Commissioners Annuity Reserve Valuation Method. Separate Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, consisting of fixed maturities, equity securities, short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity obligations, pursuant to state regulation.

          Included in the general account, within Reserves for Future Policy and Contract Benefits, is the market value adjustment associated with the guaranteed, fixed rate investment options, assuming the market value adjustment at the reporting date.

          Net investment income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

     M.   Unearned Performance Credits

          The Company defers certain bonus credits applied to contract holder deposits. The credit is reported as a contract holder liability within separate account liabilities and the deferred expense is reported as a component of other assets. As the contract holder must keep the contract in-force for 10 years to earn the bonus credit, the Company amortizes the deferred expense on a straight-line basis over 10 years. If the contract holder surrenders the contract or the contract holder dies prior to the end of 10 years, the bonus credit is returned to the Company. This component of the bonus credit is amortized in proportion to expected surrenders and mortality. As of December 31, 2002 and 2001, the unearned performance credit asset was $83,288 and $89,234, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
    (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     N.   Estimates

          The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve estimates of future policy lapses, investment returns and maintenance expenses. Actual results could differ from those estimates.

3.   INVESTMENTS

     The amortized cost, gross unrealized gains and losses and fair value of fixed maturities and investments in equity securities as of December 31, 2002 and 2001 are shown below. All securities held at December 31, 2002 and 2001 were publicly traded.

     Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                    Gross        Gross
                                     Amortized   Unrealized   Unrealized
                                       Cost         Gains       Losses     Fair Value
                                     ---------   ----------   ----------   ----------
U.S. Government obligations           $270,969     $15,658       $ (78)     $286,549
Obligations of state and political
   subdivisions                            253           9          (1)          261
Corporate securities                   108,200       3,631         (40)      111,791
                                      --------     -------       -----      --------
      Totals                          $379,422     $19,298       $(119)     $398,601
                                      ========     =======       =====      ========

     The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 2002 are shown below.

     Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                    Amortized
                                       Cost     Fair Value
                                   ----------   ----------
Due in one year or less             $ 12,793     $ 12,884
Due after one through five years     165,574      171,830
Due after five through ten years     186,609      198,913
Due after ten years                   14,446       14,974
                                    --------     --------
  Total                             $379,422     $398,601
                                    ========     ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                    Gross        Gross
                                     Amortized   Unrealized   Unrealized
                                        Cost        Gains       Losses     Fair Value
                                     ---------   ----------   ----------   ----------
U.S. Government obligations           $198,136     $2,869        $(413)      $200,592
Obligations of state and political
   subdivisions                            252          8           --            260
Corporate securities                   158,494      4,051         (566)       161,979
                                      --------     ------        -----       --------
      Totals                          $356,882     $6,928        $(979)      $362,831
                                      ========     ======        =====       ========

     Proceeds from sales of fixed maturities during 2002, 2001 and 2000 were $367,213, $386,816 and $302,632, respectively.

     Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

     The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                         Gross        Gross
                      Unrealized   Unrealized
              Cost       Gains       Losses     Fair Value
            -------   ----------   ----------   ----------
2002        $52,017       $136       $  (384)     $51,769
2001        $49,886       $122       $(4,925)     $45,083


     Net realized investment gains (losses), determined on a specific identification basis, were as follows for the years ended December 31:

                                     2002        2001       2000
                                   --------    -------    -------
Fixed maturities:
   Gross gains                     $  8,213    $ 8,849    $ 1,002
   Gross losses                      (4,468)    (4,387)    (3,450)

Investment in equity securities:
   Gross gains                           90        658      1,913
   Gross losses                     (13,451)    (4,192)      (153)
                                   --------    -------    -------

      Totals                       $ (9,616)   $   928    $  (688)
                                   ========    =======    =======

     During 2002, the Company determined that certain amounts of its investment in equity securities were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

     As of December 31, 2002, the Company did not own any investments in fixed maturity securities whose carrying value exceeded 10% of the Company's equity.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

Security                                      Fair Value
-------------------------------------------   ----------
U.S. Treasury Note, 6.25%, February 2003        $4,345
U.S. Treasury Note, 3.00%, November 2003           183
Puerto Rico Commonwealth, 4.60%, July 2004         210
Puerto Rico Commonwealth, 4.875%, July 2023         52

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to determine the fair value of financial instruments are as follows:

     Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

     Fair values of equity securities are based on quoted market prices.

     The fair value of derivative instruments is determined based on the current value of the underlying index.

     The carrying value of cash and cash equivalents (cost) approximates fair value due to the short-term nature of these investments.

     The carrying value of policy loans approximates fair value.

     Fair value of future fees payable to ASI are determined on a discounted cash flow basis, using best estimate assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

     The carrying value of short-term borrowings (cost) approximates fair value due to the short-term nature of these liabilities.

     Fair value of surplus notes are determined based on a discounted cash flow basis with a projected payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

     The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                     December 31, 2002            December 31, 2001
                               ---------------------------   ---------------------------
                               Fair Value   Carrying Value   Fair Value   Carrying Value
                               ----------   --------------   ----------   --------------
Assets
Fixed Maturities                $398,601       $398,601       $362,831       $362,831
Equity Securities                 51,769         51,769         45,083         45,083
Derivative Instruments            10,370         10,370          5,525          5,525
Policy Loans                       7,559          7,559          6,559          6,559
Liabilities
Future Fees Payable to ASI       429,773        708,249        546,357        799,472
Short-term Borrowing              10,000         10,000         10,000         10,000
Surplus Notes and accrued
   interest of $29,230 and
   $25,829 in 2002 and 2001,
   respectively                  140,777        139,230        174,454        169,829

5.   NET INVESTMENT INCOME

     The sources of net investment income for the years ended December 31 were as follows:

                                 2002       2001       2000
                               -------    -------    -------
Fixed maturities               $18,015    $18,788    $13,502
Cash and cash equivalents        1,116        909      5,209
Equity securities                  809        622         99
Policy loans                       403        244         97
                               -------    -------    -------
Total investment income         20,343     20,563     18,907
Investment expenses               (711)      (437)      (312)
                               -------    -------    -------
Net investment income          $19,632    $20,126    $18,595
                               =======    =======    =======

6.   INCOME TAXES

     The significant components of income tax expense for the years ended December 31 were as follows:

                                               2002        2001        2000
                                            ---------    --------    --------
Current tax benefit                         $  (3,739)   $(39,047)   $(29,244)
Deferred tax expense, excluding operating
   loss carryforwards                          35,915      60,587      60,023
Deferred tax benefit for operating and
   capital loss carryforwards                (134,986)    (14,372)         --
                                            ---------    --------    --------
      Total income tax (benefit) expense    $(102,810)   $  7,168    $ 30,779
                                            =========    ========    ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

6.   INCOME TAXES (continued)

     Deferred tax assets (liabilities) include the following at December 31:

                                                 2002        2001
                                              ---------   ---------
Deferred tax assets:
   GAAP to tax reserve differences            $ 165,348   $ 241,503
   Future fees payable to ASI                    21,475      63,240
   Deferred compensation                         20,603      20,520
   Net operating loss carry forward             147,360      14,372
   Other                                          6,530      17,276
                                              ---------   ---------
      Total deferred tax assets                 361,316     356,911
                                              ---------   ---------

Deferred tax liabilities:
   Deferred acquisition costs, net             (312,933)   (404,758)
   Net unrealized gains on fixed
      maturity securities                        (6,713)     (2,082)
   Other                                         (3,464)     (5,051)
                                              ---------   ---------
      Total deferred tax liabilities           (323,110)   (411,891)
                                              ---------   ---------
         Net deferred tax asset (liability)   $  38,206   $ (54,980)
                                              =========   =========

     In accordance with SFAS 109, the Company has performed an analysis of its deferred tax assets to assess recoverability. Looking at a variety of items, most notably, the timing of the reversal of temporary items and future taxable income projections, the Company determined that no valuation allowance is needed.

     The income tax (benefit) expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                       2002       2001       2000
                                                    ---------   --------   --------
(Loss) income before taxes
   Domestic                                         $(265,361)  $ 42,886   $ 98,136
   Foreign                                             (2,706)    (2,619)    (2,540)
                                                    ---------   --------   --------
   Total                                             (268,067)    40,267     95,596
   Income tax rate                                         35%        35%        35%
                                                    ---------   --------   --------
Tax (benefit) expense at federal statutory income
   tax rate                                           (93,823)    14,093     33,459
Tax effect of:
   Dividend received deduction                        (12,250)    (8,400)    (7,350)
   Losses of foreign subsidiary                           947        917        889
   Meals and entertainment                                603        603        841
   State income taxes                                      --        (62)      (524)
   Federal provision to return differences                709       (177)     3,235
   Other                                                1,004        194        229
                                                    ---------   --------   --------
      Income tax (benefit) expense                  $(102,810)  $  7,168   $ 30,779
                                                    =========   ========   ========

     The Company's net operating loss carry forwards, totaling approximately $421,029 (pre-tax) at December 31, 2002, will expire in 2016 and 2017.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

7.   COST ALLOCATION AGREEMENTS WITH AFFILIATES

     Certain operating costs (including rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation ("ASIST"), an affiliated company. ASLAC signed a written service agreement with ASIST for these services executed and approved by the Connecticut Insurance Department in 1995. This agreement automatically continues in effect from year to year and may be terminated by either party upon 30 days written notice. The Company has also paid and charged operating costs to several of its affiliates. The total cost to the Company for these items was $8,177, $6,179 and $13,974 in 2002, 2001 and 2000, respectively. Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

     Allocated depreciation expense was $7,440, $8,764 and $9,073 in 2002, 2001 and 2000, respectively. Allocated lease expense was $5,808, $6,517 and $5,606 in 2002, 2001 and 2000, respectively. Allocated sub-lease rental income, recorded as a reduction to lease expense, was $738, $30 and $0 in 2002, 2001 and 2000, respectively. Assuming that the written service agreement between ASLAC and ASIST continues indefinitely, ASLAC's allocated future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                       Lease    Sub-Lease
                      -------   ---------
2003                  $ 4,847    $ 1,616
2004                    5,275      1,773
2005                    5,351      1,864
2006                    5,328      1,940
2007                    5,215      1,788
2008 and thereafter    19,629      7,380
                      -------    -------
Total                 $45,645    $16,361
                      =======    =======

     Beginning in 1999, the Company was reimbursed by ASM for certain distribution related costs associated with the sales of business through an investment firm where ASM serves as an introducing broker dealer. Under this agreement, the expenses reimbursed were $8,255, $6,610 and $6,064 in 2002, 2001 and 2000, respectively. As of December 31, 2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI

     In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

     The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

     In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

     Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, current mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

     On April 12, 2002, the Company entered into a new securitization purchase agreement with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713. Payments, representing fees and charges in the aggregate amount, of $186,810, $207,731 and $219,523 were made by the Company to ASI in 2002, 2001 and 2000, respectively. Related interest expense of $828, $59,873 and $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

     The Commissioner of the State of Connecticut has approved the transfer of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to restrict the payments due to ASI, into a restricted account, under the Purchase Agreement subject to certain terms and conditions.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI (continued)

     The present values of the transactions as of the respective effective date were as follows:

              Closing    Effective    Contract Issue      Discount   Present
Transaction     Date        Date          Period            Rate      Value
-----------   --------   ---------   ------------------   --------   ------
   1996-1     12/17/96      9/1/96    1/1/94 - 6/30/96       7.5%    $50,221
   1997-1      7/23/97      6/1/97    3/1/96 - 4/30/97       7.5%     58,767
   1997-2     12/30/97     12/1/97    5/1/95 - 12/31/96      7.5%     77,552
   1997-3     12/30/97     12/1/97    5/1/96 - 10/31/97      7.5%     58,193
   1998-1      6/30/98      6/1/98    1/1/97 - 5/31/98       7.5%     61,180
   1998-2     11/10/98     10/1/98    5/1/97 - 8/31/98       7.0%     68,573
   1998-3     12/30/98     12/1/98    7/1/96 - 10/31/98      7.0%     40,128
   1999-1      6/23/99      6/1/99    4/1/94 - 4/30/99       7.5%    120,632
   1999-2     12/14/99     10/1/99   11/1/98 - 7/31/99       7.5%    145,078
   2000-1      3/22/00      2/1/00    8/1/99 - 1/31/00       7.5%    169,459
   2000-2      7/18/00      6/1/00    2/1/00 - 4/30/00      7.25%     92,399
   2000-3     12/28/00     12/1/00    5/1/00 - 10/31/00     7.25%    107,291
   2000-4     12/28/00     12/1/00    1/1/98 - 10/31/00     7.25%    107,139
   2002-1      4/12/02      3/1/02   11/1/00 - 12/31/01     6.00%    101,713

     Payments of future fees payable to ASI, according to original amortization schedules, as of December 31, 2002 are as follows:

Year     Amount
-----   --------
 2003   $186,854
 2004    171,093
 2005    147,902
 2006    117,761
 2007     66,270
 2008     18,369
        --------
Total   $708,249
        ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

9.   LEASES

     The Company entered into an eleven year lease agreement for office space in Westminster, Colorado, effective January 1, 2001. Lease expense for 2002 and 2001 was $2,583 and $1,602, respectively. Sub-lease rental income was $227 in 2002 and $0 in 2001. Future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                       Lease    Sub-Lease
                      -------   ---------
2003                  $ 1,913     $  426
2004                    1,982        455
2005                    2,050        500
2006                    2,050        533
2007                    2,050        222
2008 and thereafter     8,789          0
                      -------     ------
Total                 $18,834     $2,136
                      =======     ======

10.  RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

     Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

     The Company incurred statutory basis net losses in 2002 of $192,474 due primarily to significant declines in the equity markets, increasing GMDB reserves calculated on a statutory basis. Statutory basis net losses for 2001 were $121,957, as compared to income of $11,550 in 2000.

     Under various state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. For 2003, no amounts may be distributed without prior approval.

11.  STATUTORY ACCOUNTING PRACTICES

     The Company prepares its statutory basis financial statements in accordance with accounting practices prescribed by the State of Connecticut Insurance Department. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules.

     The NAIC adopted the Codification of Statutory Accounting Principles (Codification) in March 1998. The effective date for codification was January 1, 2001. The Company's state of domicile, Connecticut, has adopted codification and the Company has made the necessary changes in its statutory accounting and reporting required for implementation. The overall impact of adopting codification in 2001 was a one-time, cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

     In addition, during 2001, based on a recommendation from the State of Connecticut Insurance Department, the Company changed its statutory method of accounting for its


                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

11.  STATUTORY ACCOUNTING PRACTICES (continued)

     liability associated with securitized variable annuity fees. Under the new method of accounting, the liability for securitized fees is established consistent with the method of accounting for the liability associated with variable annuity fees ceded under reinsurance contracts. This equates to the statutory liability at any valuation date being equal to the Commissioners Annuity Reserve Valuation Method (CARVM) offset related to the securitized contracts. The impact of this change in accounting, representing the difference in the liability calculated under the old method versus the new method as of January 1, 2001, was reported as a cumulative effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215.

     In 2001, the Company, in agreement with the Connecticut Insurance Department, changed its reserving methodology to recognize free partial withdrawals and to reserve on a "continuous" rather than "curtate" basis. The impact of these changes, representing the difference in reserves calculated under the new methods versus the old methods, was recorded directly to surplus as changes in reserves on account of valuation basis. This resulted in an increase to the unassigned deficit of approximately $40,511.

     Effective January 1, 2002, the Company adopted Statement of Statutory Accounting Principles No. 82, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Web Site Development Costs" ("SSAP 82"). SSAP 82 requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SSAP 82, the Company expensed all internal use software related costs as incurred. The Company has identified and capitalized $5,935 of costs associated with internal use software as of January 1, 2002 and is amortizing the applicable costs on a straight-line basis over a three year period. The costs capitalized as of January 1, 2002 resulted in a direct increase to surplus. Amortization expense for the year ended December 31, 2002 was $757.

12.  EMPLOYEE BENEFITS

     The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company provides a 50% match on employees' contributions up to 6% of an employee's salary (for an aggregate match of up to 3% of the employee's salary). Additionally, the Company may contribute additional amounts based on profitability of the Company and certain of its affiliates. Expenses related to this program in 2002, 2001 and 2000 were $719, $2,738 and $3,734, respectively. Company contributions to this plan on behalf of the participants were $921, $2,549 and $4,255 in 2002, 2001 and 2000, respectively.

     The Company has a deferred compensation plan, which is available to the field marketing staff and certain other employees. Expenses related to this program in 2002, 2001 and 2000 were $3,522, $1,615 and $1,030, respectively. Company contributions to this plan on behalf of the participants were $5,271, $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

     The Company and certain affiliates cooperatively have a long-term incentive program under which units are awarded to executive officers and other personnel. The Company and certain affiliates also have a profit sharing program, which benefits all employees

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

12.  EMPLOYEE BENEFITS (continued)

     below the officer level. These programs consist of multiple plans with new plans instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the programs. The accrued liability representing the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001, respectively. Expenses (income) related to these programs in 2002, 2001 and 2000, were $1,471, ($9,842) and $2,692, respectively. Payments under these programs were $8,033, $8,377 and $13,697 in 2002, 2001 and 2000, respectively.

13.  FINANCIAL REINSURANCE

     The Company cedes insurance to other insurers in order to fund the cash strain generated from commission costs on current sales and to limit its risk exposure. The Company uses modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving in the future, the future fees generated from that book of business. Such transfer does not relieve the Company of its primary liability and, as such, failure of reinsurers to honor their obligation could result in losses to the Company. The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

     The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

                                                  Gross      Ceded       Net
                                                --------   --------   --------
2002

Annuity and life insurance charges and fees     $406,272   $(36,268)  $370,004
Return credited to contract owners              $  5,221   $    (25)  $  5,196
Underwriting, acquisition and other insurance
expenses (deferal of acquisition costs)         $154,588   $ 34,140   $188,728
Amortization of deferred acquisition costs      $542,945   $(32,886)  $510,059

2001

Annuity and life insurance charges and fees     $430,914   $(42,218)  $388,696
Return credited to contract owners              $  5,704   $     92   $  5,796
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)        $163,677   $ 33,078   $196,755
Amortization of deferred acquisition costs      $231,290   $ (7,243)  $224,047

2000

Annuity and life insurance charges and fees     $473,318   $(48,740)  $424,578
Return credited to contract owners              $  8,540   $    (77)  $  8,463
Underwriting, acquisition and other insurance
expenses (deferral of acquisition costs)        $108,399   $ 42,198   $150,597
Amortization of deferred acquisition costs      $205,174   $(20,558)  $184,616

     In December 2000, the Company entered into a modified coinsurance agreement with SICL covering certain contracts issued since January 1996. The impact of this treaty to the

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

13.  FINANCIAL REINSURANCE (continued)

     Company was pre-tax (loss) income of ($4,137), $8,394 and $23,341 in 2002, 2001 and 2000, respectively. At December 31, 2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.  SURPLUS NOTES

     The Company has issued surplus notes to ASI in exchange for cash. Surplus notes outstanding as of December 31, 2002 and 2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                  Liability as of          Interest Expense
                                    December 31,             For the Years
                     Interest   -------------------   ---------------------------
Note Issue Date        Rate       2002       2001       2002      2001      2000
-----------------------------   --------   --------   -------   -------   -------
February 18, 1994      7.28%          --         --        --        --       732
March 28, 1994         7.90%          --         --        --        --       794
September 30, 1994     9.13%          --         --        --     1,282     1,392
December 19, 1995      7.52%          --     10,000       520       763       765
December 20, 1995      7.49%          --     15,000       777     1,139     1,142
December 22, 1995      7.47%          --      9,000       465       682       684
June 28, 1996          8.41%      40,000     40,000     3,411     3,411     3,420
December 30, 1996      8.03%      70,000     70,000     5,699     5,699     5,715
                                --------   --------   -------   -------   -------
Total                           $110,000   $144,000   $10,872   $12,976   $14,644
                                ========   ========   =======   =======   =======

     On September 6, 2002, surplus notes for $10,000, dated December 19, 1995, $15,000, dated December 20, 1995, and $9,000, dated December 22, 1995, were repaid. On December 3, 2001, a surplus note, dated September 30, 1994, for $15,000 was repaid. On December 27, 2000, surplus notes for $10,000, dated February 18, 1994, and $10,000, dated March 28, 1994, were repaid. All surplus notes mature seven years from the issue date.

     Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 2002 and 2001, $29,230 and $25,829, respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.  SHORT-TERM BORROWING

     The Company had a $10,000 short-term loan payable to ASI at December 31, 2002 and 2001 as part of a revolving loan agreement. The loan had an interest rate of 1.97% and matured on January 13, 2003. The loan was subsequently rolled over with a new interest rate of 1.82% and a new maturity date of March 13, 2003. The loan was further extended to April 30, 2003 and a new interest rate of 1.71%. The total related interest expense to the Company was $271, $522 and $687 in 2002, 2001 and 2000,
     respectively. Accrued interest payable was $10 and $113 as of December 31, 2002 and 2001, respectively.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

15.  SHORT-TERM BORROWING (continued)

     On January 3, 2002, the Company entered into a $150,000 credit facility with ASI. This credit facility terminates on December 31, 2005 and bears interest at the offered rate in the London interbank market (LIBOR) plus
     0.35 percent per annum for the relevant interest period. Interest expense related to these borrowings was $2,243 for the year ended December 31, 2002. As of December 31, 2002, no amount was outstanding under this credit facility.

16.  CONTRACT WITHDRAWAL PROVISIONS

     Approximately 99% of the Company's separate account liabilities are subject to discretionary withdrawal by contract owners at market value or with market value adjustment. Separate account assets, which are carried at fair value, are adequate to pay such withdrawals, which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

17.  RESTRUCTURING CHARGES

     On March 22, 2001 and December 3, 2001, the Company announced separate plans to reduce expenses to better align its operating infrastructure with the current investment market environment. As part of the two plans, the Company's workforce was reduced by approximately 140 positions and 115 positions, respectively, affecting substantially all areas of the Company. Estimated pre-tax severance benefits of $8,500 have been charged against 2001 operations related to these reductions. These charges have been reported in the Consolidated Statements of Income as a component of Underwriting, Acquisition and Other Insurance Expenses. As of December 31, 2002 and 2001, the remaining restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.  COMMITMENTS AND CONTINGENT LIABILITIES

     In recent years, a number of annuity companies have been named as defendants in class action lawsuits relating to the use of variable annuities as funding vehicles for tax- qualified retirement accounts. The Company is currently a defendant in one such lawsuit. A purported class action complaint was filed in the United States District Court for the Southern District of New York on December 12, 2002, by Diane C. Donovan against the Company and certain of its affiliates (the "Donovan Complaint"). The Donovan Complaint seeks unspecified compensatory damages and injunctive relief from the Company and certain of its affiliates. The Donovan Complaint claims that the Company and certain of its affiliates violated federal securities laws in marketing variable annuities. This litigation is in the preliminary stages. The Company believes this action is without merit, and intends to vigorously defend against this action.

     The Company is also involved in other lawsuits arising, for the most part, in the ordinary course of its business operations. While the outcome of these other lawsuits cannot be determined at this time, after consideration of the defenses available to the Company, applicable insurance coverage and any related reserves established, these other lawsuits are not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

18.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     As discussed previously, on December 19, 2002, SICL entered into a definitive purchase agreement (the "Purchase Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential Financial for approximately $1.265 billion. The closing of this transaction, which is conditioned upon certain customary regulatory and other approvals and conditions, is expected in the second quarter of 2003.

     The purchase price that was agreed to between SICL and Prudential Financial was based on a September 30, 2002 valuation of the Company and certain affiliates. As a result, assuming the transaction closes, the economics of the Company's business from September 30, 2002 forward will inure to the benefit or detriment of Prudential Financial. Included in the Purchase Agreement, SICL has agreed to indemnify Prudential Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These liabilities generally include market conduct activities, as well as contract and regulatory compliance (referred to as "Covered Liabilities").

     Related to the indemnification provisions contained in the Purchase Agreement, SICL has signed, for the benefit of the Company, an indemnity letter, effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to fruition during the period beginning December 19, 2002 and ending with the close of the transaction. This indemnification effectively transfers the risk associated with those Covered Liabilities from the Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.  SEGMENT REPORTING

     Assets under management and sales for products other than variable annuities have not been significant enough to warrant full segment disclosures as required by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," and the Company does not anticipate that they will be so in the future due to changes in the Company's strategy to focus on its core variable annuity business.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                       Three Months Ended
                                           ------------------------------------------
                  2002                     March 31    June 30    Sept. 30    Dec. 31
                                           --------   --------   ---------   --------
Premiums and other insurance revenues*     $118,797   $126,614   $ 115,931   $108,488
Net investment income                         4,965      4,714       5,128      4,825
Net realized capital losses                  (1,840)    (1,584)     (2,327)    (3,863)
                                           --------   --------   ---------   --------
Total revenues                              121,922    129,744     118,732    109,450
Benefits and expenses*                      112,759    160,721     323,529    150,906
                                           --------   --------   ---------   --------
Pre-tax net income (loss)                     9,163    (30,977)   (204,797)   (41,456)
Income tax expense (benefit)                  1,703    (11,746)    (72,754)   (20,013)
                                           --------   --------   ---------   --------
Net income (loss)                          $  7,460   $(19,231)  $(132,043)  $(21,443)
                                           ========   ========   =========   ========

* For the quarters ended March 31, 2002 and June 30, 2002, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                                                       Three Months Ended
                                           -----------------------------------------
                  2001                     March 31    June 30   Sept. 30    Dec. 31
                                           --------   --------   --------   --------
Premiums and other insurance revenues***   $130,885   $128,465   $122,708   $119,604
Net investment income**                       5,381      4,997      5,006      4,742
Net realized capital gains (losses)           1,902        373        376     (1,723)
                                           --------   --------   --------   --------
Total revenues                              138,168    133,835    128,090    122,623
Benefits and expenses** ***                 122,729    110,444    123,307   125,969
                                           --------   --------   --------   --------
Pre-tax net income (loss)                    15,439     23,391      4,783     (3,346)
Income tax expense (benefit)                  4,034      7,451       (480)    (3,837)
                                           --------   --------   --------   --------
Net income                                 $ 11,405   $ 15,940   $  5,263   $    491
                                           ========   ========   ========   ========

** For the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

*** For the quarters ended September 30, 2001 and December 31, 2001, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                         AMERICAN SKANDIA LIFE ASSURANCE
                CORPORATION (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                    Three Months Ended
                                        -----------------------------------------
                  2000                  March 31    June 30   Sept. 30    Dec. 31
                                        --------   --------   --------   --------
Premiums and other insurance revenues   $137,040   $139,346   $147,819   $135,866
Net investment income****                  4,343      4,625      4,619      5,008
Net realized capital gains (losses)          729     (1,436)      (858)       877
Total revenues                           142,112    142,535    151,580    141,751
Benefits and expenses****                107,893    122,382    137,843    114,264
Pre-tax net income                        34,219     20,153     13,737     27,487
Income tax expense                        10,038      5,225      3,167     12,349
Net income                              $ 24,181   $ 14,928   $ 10,570   $ 15,138
                                        ========   ========   ========   ========

**** For the quarters ended March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

      APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT E

The Unit Prices and number of Units in the Sub-accounts that commenced operations prior to January 1, 2003 are shown below.

Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Sub-account of Separate Account E that commenced operations prior to January 1, 2003 and are being offered pursuant to this Prospectus; and (b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price s of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00.

                                                                 Year Ended December 31,
                       -----------------------------------------------------------------------------------------------------------
                         2002       2001       2000       1999      1998       1997       1996       1995        1994       1993
                       --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
GAL Equity
(1993)
Unit Price             $  18.32      25.46      31.29      32.05      25.34      20.63      16.24      13.44      10.66      10.36
Number of Units         937,606  1,167,766  1,439,526  1,577,146  1,853,943  2,033,164  2,136,942  2,119,810  1,818,564  1,246,452

GAL Asset Allocation
(1993)
Unit Price             $  17.27      20.66      22.45      22.09      20.65      17.75      15.00      13.12      10.20      10.48
Number of Units         480,468    637,211    754,224    946,287  1,026,113  1,062,839  1,083,176  1,136,906  1,037,131  1,126,518

GAL Quality
  Plus Bond /1/
(1993)
Unit Price             $  14.38      16.64      15.57      13.87      14.50      13.29      12.22      12.04       9.88      10.55
Number of Units         353,386    407,974    653,417    704,105    777,739    668,832    740,891    830,395    811,254    929,546

GAL Money Market
(1993)
Unit Price             $  18.26      14.28      13.86      13.13      12.59      12.05      11.54      11.06      10.56      10.22
Number of Units         308,752    367,193    398,234    493,675    607,600    827,966  1,006,007  1,350,072  1,257,546  1,063,152

----------
/1./ Effective July 31 2002, the Galaxy VIP High Quality Bond portfolio changed its name to Galaxy VIP Quality Plus Bond.

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS GA-PROS (05/2003).


--------------------------------------------------------------------------------
                                (print your name)


--------------------------------------------------------------------------------
                                    (address)


--------------------------------------------------------------------------------
                              (city/state/zip code)


Variable Annuity Issued by:                     Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                           AMERICAN SKANDIA
ASSURANCE CORPORATION                                    MARKETING, INCORPORATED
One Corporate Drive                                          One Corporate Drive
Shelton, Connecticut 06484                            Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                Telephone: 203-926-1888
http://www.americanskandia.com                    http://www.americanskandia.com

                               MAILING ADDRESSES:

                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                                  P.O. Box 7040
                            Bridgeport, CT 06601-7040

                                  EXPRESS MAIL:
                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                               One Corporate Drive
                                Shelton, CT 06484

                Prudential Annuities Life Assurance Corporation

                   Prospectus Supplement, dated May 1, 2009

This supplement should be read and retained with the prospectus for your Annuity. If you would like another copy of the prospectus, please call us at 1-800-752-6342.

Prudential Annuities Life Assurance Corporation ("PALAC") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by PALAC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. PALAC will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. PALAC files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that PALAC files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

                   Supplement to Prospectus Dated May 1, 2003
                          Supplement dated May 1, 2004

     This Supplement should be retained with the May 1, 2003 Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a May 1, 2003 Prospectus, please contact American Skandia at 1-800-766-4530. Please be advised that as of May 1, 2004, we are no longer selling any additional contracts that are described in this prospectus. Therefore, please retain your May 1, 2003 prospectus and any supplements thereto for future reference as these documents will continue to constitute the prospectus to which you can refer.

1. Appendix A Financial Information about American Skandia is deleted in its entirety.

2. The "Incorporation of Certain Documents by Reference" section is deleted in its entirety and replaced with the following:

     "American Skandia publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about American Skandia that is annually audited by independent accountants. American Skandia's annual report for the year ended December 31, 2003, together with subsequent periodic reports that American Skandia files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the American Skandia annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at American Skandia - Variable Annuities; P.O. Box 7040; Bridgeport, CT 06601-7040 (Telephone : 203-926-1888). The SEC file number for American Skandia is 33-44202. You may read and copy any filings made by American Skandia with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees

In the original filing of this registration statement, Prudential Annuities Life Assurance Corporation registered $25,000,000 ($25 million) of securities and paid a filing fee of $1,395 therefor.

Federal Taxes

Prudential Annuities Life Assurance Corporation estimated the federal tax effect associated with the deferred acquisition costs attributable to receipt of $1 million of purchase payments over a two year period to be approximately $74,000.

State Taxes

Prudential Annuities Life Assurance Corporation estimated that approximately $750,000 in premium taxes would be owed upon receipt of purchase payments under the contracts if the full $25,000,000 ($25 million) of the securities registered herein would be applied to annuity options.

Printing Costs

Printing costs are largely inapplicable, because this filing is merely designed to file an updated Form S-3 registration statement.

Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Prudential Annuities Life Assurance Corporation.

Accounting Costs

PricewaterhouseCoopers LLP, the independent registered public accounting firm that audits Prudential Annuities Life Assurance Corporation's financial statements, will charge approximately $715 in connection with the filing of this registration statement with the Commission.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 33-320a of the Connecticut General Statutes, the Registrant must indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses including attorneys' fees, for actions brought or threatened to be brought against him in his capacity as a director or officer when certain disinterested parties determine that he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant. In any criminal action or proceeding, it also must be determined that the director or officer had no reason to believe his conduct was unlawful. The director or officer must also be indemnified when he is successful on the merits in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonably entitled to be indemnified, and the court approves the amount. In shareholder derivative suits, the director or officer must be finally adjudged not to have breached this duty to the Registrant or a court must determine that he is fairly and reasonably entitled to be indemnified and must approve the amount. In a claim based upon the director's or officer's purchase or sale of the Registrants' securities, the director or officer may obtain indemnification only if a court determines that, in view of all the circumstances, he is fairly and reasonably entitled to be indemnified and then for such amount as the court shall determine. The By-Laws of Prudential Annuities Life Assurance Corporation ("PALAC") also provide directors and officers with rights of indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of PALAC and Prudential Annuities Distributors, Inc. ("PAD") can also be indemnified pursuant to indemnity agreements between each director and officer and Prudential Annuities, Inc., a corporation organized under the laws of the state of Delaware. The provisions of the indemnity agreement are governed by Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of PALAC and PAD are covered under a directors and officers liability insurance policy. Such policy will reimburse PALAC or PAD, as applicable, for any payments that it shall make to directors and officers pursuant to law and, subject to certain exclusions contained in the policy, will pay any other costs, charges and expenses, settlements and judgments arising from any proceeding involving any director or officer of PALAC or PAD, as applicable, in his or her past or present capacity as such.

ITEM 16. EXHIBITS

(a) Exhibits

(1)Form of Distribution Agreement between Prudential Annuities Distributors, Inc. and Prudential Annuities Life Assurance Corporation. (Note 2)

(3)Articles of Incorporation and by-laws. (Note 3)

(4)Instruments defining the rights of security holders, including indentures incorporated by reference to Registration Statements. (Note 4)

(5)Opinion of Counsel as to legality of the securities being registered. (Note
   1)

(23)Written consent of PricewaterhouseCoopers LLP, Independent accountants (Note 1)

(24)(a) Power of Attorney for James J. Avery. (Note 1)

   (b) Power of Attorney for Helen M. Galt. (Note 1)

   (c) Power of Attorney for Bernard J. Jacob. (Note 1)

   (e) Power of Attorney for Stephen Pelletier. (Note 1)

   (g) Power of Attorney for Kenneth Y. Tanji. (Note 1)

--------

(Note 1) Filed herewith.

(Note 2) Underwriting agreement incorporated by reference to Post-Effective
      Amendment No. 1 to Registration Statement No. 333-25733, filed via EDGAR, March 2, 1998.

(Note 3) Incorporated by reference to Post-Effective Amendment No. 6 to
      Registration Statement No. 33-87010 filed via EDGAR March 2, 1998.

(Note 4) Incorporated by reference to Registrant's Pre-Effective Amendment No.
      12 to Registration Statement No. 33-47976 filed April 27, 1998. (Galaxy 2)

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on the 18th day of March 2009.

           PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION (Registrant)

By:  /s/ C. Christopher Sprague
     ------------------------------------
     C. Christopher Sprague,
     Vice President, Corporate Counsel       Date: March 18, 2009

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                   Title                         Date
------------------- -----------------------------  ---------------------------

Stephen Pelletier*  (Principal Executive Officer)        March 18, 2009
------------------- Chief Executive Officer and
Stephen Pelletier   President

Kenneth Y. Tanji*   (Principal Financial Officer         March 18, 2009
------------------- and Principal Accounting
Kenneth Y. Tanji    Officer) Executive Vice
                    President and Chief Financial
                    Officer

                    (Board of Directors)

James J. Avery*     Bernard J. Jacob*              Helen M. Galt*
------------------- ---------------------------    ---------------------------
James J. Avery      Bernard J. Jacob               Helen M. Galt

Kenneth Y. Tanji*   Stephen Pelletier*
------------------- ---------------------------
Kenneth Y. Tanji    Stephen Pelletier


By:  /s/ C. Christopher Sprague
     ------------------------------------
     C. Christopher Sprague

--------
* Executed by C. Christopher Sprague on behalf of those indicated pursuant to Power of Attorney

                                 EXHIBIT INDEX

Exhibit No.
-----------

     5      Opinion of Counsel

     23 Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

     24     Powers of Attorney